Exhibit 10.54

Fleet Services Agreement

20080125.046.C

Between

Bachman NGV, Inc. dba BAF Technologies

And

AT&T Services, Inc.

20080125.046.C

1.0 Preamble	5
1.1 Preamble and Effective Date	5
1.2 Scope of Agreement	5
2.0 Definitions	5
2.1 Accept or Acceptance	5
2.2 Acceptance Date	6
2.3 Acceptance Letter	6
2.4 Acceptance Test Period or Trial Period	6
2.5 Affiliate	6
2.6 Agreement	6
2.7 Authorized Driver	6
2.8 Cancel or Cancellation	6
2.9 Deliver or Delivery	6
2.10 Delivery Date	7
2.11 Documentation or Program Material	7
2.12 Fleet Central	7
2.13 Information	7
2.14 Material	7
2.15 Notice of Completion	7
2.16 Order	7
2.17 Schedule of Services Requested	7
2.18 Services	8
2.19 Specifications	8
2.20 Supplier’s Rate Schedule	8
2.21 Task Code	8
2.22 Terminate or Termination	8
2.23 Vehicles	8
2.24 Work	8
2.25 Zone Manager	8
3.0 General Terms	9
3.1 Affiliate	9
3.2 Amendments and Waivers	9
3.3 Anticipated Delays in Delivery and Performance	9
3.4 Assignment and Delegation	10
3.5 Cancellation and Termination	10
3.6 Compliance with Laws	12
3.7 Conflict of Interest	12
3.8 Construction and Interpretation	12
3.9 Cumulative Remedies	13
3.10 Delivery, Performance and Acceptance	13
3.11 Duration of Agreement	14

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

20080125.046.C

3.12 Entire Agreement	14
3.13 Force Majeure	15
3.14 Governing Law	16
3.15 Government Contract Provisions	16
3.16 Indemnity	17
3.17 Information	18
3.18 Infringement	19
3.19 Insurance	19
3.20 Invoicing and Payment	22
3.21 Licenses and Patents	22
3.22 Limitation-of Damages	23
3.23 Most Favored Customer	23
3.24 Non-Exclusive Market	23
3.25 Notices	23
3.26 Order of Precedence	24
3.29 Orders	25
3.2k Price	25
3.29 Publicity	25
3.30 Quality Assurance	26
3.31 Records and Audits	27
3.32 Severability	27
3.33 Survival of Obligations	28
3.34 Taxes	28
3.35 Third Party Administrative Services	29
3.36 Title and Risk	30
3.37 Transaction Costs	30
3.38 Utilization of, Minority, Women, and Disabled Veteran Owned Business Enterprises	30
3.39 Warranty	31
3.40 Work Done By Others	33
4.0 Special Terms	33
4.1 Access	33
4.2 Background Checks	34
4.3 Driving Record Requirements for Supplier’s Employees	35
4.4 Electronic Data Interchange (EDI)	36
4.5 Entry on AT&T Property	37
4.6 Hazardous Material and Regulated Substances	38
4.7 Independent Contractor	40
4.8 Order Process	40
4.9 Parts and Supplies	40
4.10 Responsibility for Fines or Other Penalties	40
4.11 Security	40
4.12 Technical Support	41

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

20080125.046.C

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

1.0 Preamble

1.1 Preamble and Effective Date

This Agreement, effective on the date when signed by the last Party (“Effective Date”), is between Bachman NGV, Inc. dba BAF Technologies, a Kentucky corporation (hereinafter referred to as “Supplier”), and AT&T Services, Inc., a Delaware Corporation (hereinafter referred to as “AT&T”), each of which may be referred to in the singular as “Party” or in the plural as “Parties.”

1.2 Scope of Agreement

a.               Supplier shall provide to AT&T the Material and Services described in Appendix A, subject to the terms and conditions of this Agreement and pursuant to and in conformance with Orders submitted by AT&T. The applicable price for the Material and Services is specified in Appendix B. Supplier shall not reject any Order for Material or Services described in Appendix A unless the Order includes:

1.          Delivery Dates to which Supplier has not agreed, prior to the placement of the Order, and which Supplier is unable to meet;

2.          Special Terms and Conditions to which Supplier has not agreed, prior to placement of the Order, and which are objectionable to Supplier; or

3.          prices contrary to those established under this Agreement.

b.              If Supplier rejects an Order, Supplier shall give AT&T written notice stating Supplier’s reasons for rejecting the Order and the modifications, if any, that would make the Order acceptable to Supplier. Supplier shall furnish Materials that conform strictly to the Specifications established under this Agreement. If Supplier is unable to tender conforming Material, Supplier shall not tender non-conforming Material; the Parties agree non-conforming tenders are not an accommodation to AT&T. All Delivery Dates are firm, and time is of the essence.

2.0 Definitions

2.1 Accept or Acceptance

“Accept” or “Acceptance” means AT&T’s acceptance of the Material or Services ordered by AT&T and provided by Supplier as specified in Section, Delivery, Performance, and Acceptance. AT&T’s Acceptance shall occur no earlier than Supplier’s Delivery of Material and/or Services in strict compliance with the Specifications.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

2.2 Acceptance Date

“Acceptance Date” means the date on which AT&T Accepts Material or Services.

2.3 Acceptance Letter

“Acceptance Letter” means a document signed by AT&T substantially in the form of Appendix D indicating its Acceptance of the Material and/or Services.

2.4 Acceptance Test Period or Trial Period

“Acceptance Test Period” or “Trial Period” means the length of time specified in an Order, or, if not so specified, a period of no less than sixty (60) working days, during which the Acceptance Tests are performed.

2.5 Affiliate

“Affiliate” means a business association that has legal capacity to contract on its own behalf, to sue in its own name, and to be sued, if and only if either (a) such business association owns, directly or indirectly, a majority interest in AT&T (its “parent company”), or (b) a thirty percent (30%) or greater interest in such business association is owned, either directly or indirectly, by AT&T or its parent company.

2.6 Agreement

“Agreement” means the written agreement between the Parties as set forth in this document and the attached appendices and shall include the terms of such other documents as they are incorporated by express reference in this document and the attached appendices.

2.7 Authorized Driver

“Authorized Driver” means an employee of AT&T that is authorized to operate fleet vehicles under this Agreement.

2.8 Cancel or Cancellation

“Cancel” means to put an end to this Agreement or any Order for breach by the other Party. “Cancellation” means an exercise of a remedy of a Party entitled to Cancel.

2.9 Deliver or Delivery

“Deliver” or “Delivery” occurs (a) for Material, upon (1) AT&T’s possession of Material at the destination specified in the Order, if Supplier is not required to provide additional Services (such as installation, configuration, or modification, for example) at the destination, in connection with providing Material, or (2) Supplier’s completion of such additional Services, if Supplier is required to provide such additional Services at the destination in connection with providing Material, and (b) for Services, upon complete provision of the Services.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

2.10 Delivery Date

“Delivery Date” means the date on which Supplier is scheduled to complete its Delivery, as established in an Order or this Agreement.

2.11 Documentation or Program Material

“Documentation” or “Program Material” means all documentation, including, but not limited to, user instructions, training materials and, if applicable, the source code for Software.

2.12 Fleet Central

“Fleet Central” means AT&T’s control center that receives and approves requests for fleet vehicle repairs.

2.13 Information

“Information” means all ideas, discoveries, concepts, know-how, trade secrets, techniques, designs, specifications, drawings, sketches, models, manuals, samples, tools, computer programs, technical information, and other confidential business, customer or personnel information or data, whether provided orally, in writing, or through electronic or other means.

2.14 Material

“Material” means a unit of equipment, apparatus, components, tools, supplies, material, Documentation, Hardware, or firmware thereto, or Software purchased or licensed hereunder by AT&T from Supplier and includes third party Material provided or furnished by Supplier. Material shall be deemed to include any replacement parts.               .

2.15 Notice of Completion

“Notice of Completion” means a written document provided by Supplier substantially in the form of Appendix E, which is provided after Supplier has completed the Delivery of the Materials or Services ordered by AT&T, and states that Supplier has completed such Delivery. Supplier’s provision of the Notice of Completion is a representation and warranty that the Material and Services have been tested to assure compliance and are in strict compliance with the Specifications.

2.16 Order

“Order” means such paper or electronic records as AT&T may send to Supplier for the purpose of ordering Material and Services hereunder.

2.17 Schedule of Services Requested

“Schedule of Services Requested” means a list of preventive maintenance repairs and mass car washes work performed by Supplier.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

2.18 Services

“Service(s)” means any and all labor or service provided in connection with this Agreement or an applicable Order, including, but not limited to, consultation, engineering, installation, removal, maintenance, training, technical support, and repair. The term “Service” shall also include any Material, including any documentation, provided by Supplier in connection with providing the Services.

2.19 Specifications

“Specifications” means (i) Supplier’s applicable specifications and descriptions, including any warranty statements, and (ii) AT&T’s requirements, specifications, and descriptions specified in, or attached to, this Agreement or an applicable Order, which shall control over an inconsistency with Supplier’s specifications and descriptions.

2.20 Supplier’s Rate Schedule

“Supplier’s Rate Schedule” means Supplier’s prices and rates as shown in Appendix B, less any discounts, applicable thereto.

2.21 Task Code

“Task Code” means AT&T’s code used to identify Services to be performed by Supplier as described in Appendix O.

2.22 Terminate or Termination

“Terminate” means to put an end to this Agreement or any Order, either (a) by one Party, pursuant to law or a provision of this Agreement, otherwise than for a breach of the other Party, or (b) by both Parties, by mutual consent. “Termination” means an exercise of a power to Terminate

2.23 Vehicles

“Vehicles” means AT&T’s vehicles.

2.24 Work

“Work” means all Material and Services, collectively, that Supplier is supplying pursuant to Orders placed under this Agreement.

2.25 Zone Manager

“Zone Manager” means a manager designated by AT&T to sign all time sheets and any other documents required by AT&T, approve additional work hours, approve additional repairs not previously authorized by Fleet Central and schedule or reschedule vehicle repair Work.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

3.0 General Terms

3.1 Affiliate

Supplier agrees that an Affiliate may transact business under this Agreement and place Orders with Supplier that incorporate the terms and conditions of this Agreement, and that the name “AT&T” is deemed to refer to an Affiliate, when an Affiliate places such an Order with Supplier under this Agreement, or when AT&T places an Order on behalf of an Affiliate, or when an Affiliate otherwise transacts business with Supplier under this Agreement. An Affiliate is solely responsible for its own obligations, including, but not limited to, all charges incurred in connection with such an Order or transaction. Nothing in this Agreement is to be construed to require AT&T to indemnify Supplier, or otherwise assume responsibility, for any acts or omissions of an Affiliate, nor is anything in this Agreement to be construed to require any Affiliate to indemnify Supplier, or to otherwise assume any responsibility for the acts or omissions of AT&T or any other Affiliate.

3.2 Amendments and Waivers

a.               The Parties may not amend this Agreement or an Order except by a written agreement of the Parties that identifies itself as an amendment to this Agreement or such Order and is signed by both Parties, or as otherwise expressly provided below in this Section. No waiver of any right or condition for the benefit of a Party is effective unless given in writing and signed by the Party waiving such right or condition for its benefit. No failure or delay in exercising any right or remedy under this Agreement or an Order operates as a waiver or estoppel of any right or remedy; no failure or delay in requiring the satisfaction of any condition under this Agreement or an Order operates as a waiver or estoppel of any condition; and no course of dealing between the Parties operates as a waiver or estoppel of any right, remedy, or condition. A waiver on one occasion is effective only in that instance, and only for the purpose for which it is given, and is not to be construed as a waiver on any future occasion or against any Affiliate other than the Affiliate that makes such waiver.

b.              AT&T’s project manager may, at any time, make changes to the scope of Work, which shall be confirmed in writing, and Supplier shall not unreasonably withhold or condition its consent. An equitable adjustment shall be made to the charges if such change to the scope substantially affects the time of performance or the cost of the Work to be performed under this Agreement. Such cost adjustment shall be made on the basis of the actual cost of the Work, unless otherwise agreed in writing.

3.3 Anticipated Delays in Delivery and Performance

If Supplier becomes aware of any event or circumstance that causes Supplier to anticipate a reasonably certain delay in its performance of its obligations beyond the Delivery Date scheduled in the Order, Supplier shall immediately notify AT&T of the event or circumstance and the length of the anticipated delay.  If the events or circumstances causing the anticipated delay are not attributable to any failure of AT&T, then AT&T may Cancel the Order after receipt of such notification. If the events or circumstances may be attributable to the fault of AT&T, to any extent, and the notice required by this Section fails to so attribute them, or if Supplier fails to give such notice, then such failure bars any claim or defense of Supplier based on the fault of AT&T. If for any reason AT&T does not Cancel such Order after receipt of a notice under this Section, then AT&T and Supplier shall negotiate in good faith to modify the Order so as to extend the Delivery Date. If the Parties fail to reach agreement on an extended Delivery Date after negotiating for a reasonable time, or if Supplier fails to meet an extended Delivery Date, AT&T may Cancel the Order.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

3.4 Assignment and Delegation

Neither Party may assign, delegate, or otherwise transfer its rights or obligations under this Agreement, voluntarily or involuntarily, whether by merger, consolidation, dissolution, operation of law, or any other manner, without the prior written consent of the other Party, except as follows: Without securing the consent of Supplier, AT&T may assign its rights, or delegate its duties, or both, in whole or in part, to any present or future Affiliate of AT&T; to any lessor providing financing to AT&T; or to any third party that assumes the operation of or otherwise acquires any substantial portion of the business of AT&T affected by this Agreement or an Order; and, subject to the written approval of AT&T, Supplier may subcontract its performance in accordance with any subcontracting plan incorporated into this Agreement or any Order; and, both Parties may assign their respective right to receive money due hereunder, but any assignment of money will be void if (i) the assignor fails to give the non-assigning Party at least thirty (30) day’s prior written notice, or (ii) the assignment purports to impose upon the non-assigning Pqrty additional costs or obligations in addition to the payment of such money, or (iii) the assignment purports to preclude AT&T from dealing solely and directly with Supplier in all matters pertaining to this Agreement. Any assignment, delegation or transfer for which consent is required hereby and which is made without such consent given in writing will be void. This Agreement binds and benefits both Parties and their permitted successors and assigns.

3.5 Cancellation and Termination

a.       Cancellation

Neither Party shall Cancel this Agreement nor any Order until such Party has first given the other Party a written notice specifying the breach that justifies Cancellation. If the breach is one that by its nature could be cured by the Party receiving such notice (no matter how long it might take), neither Party shall Cancel unless such notice includes a written demand for cure of such breach and gives the receiving Party a reasonable period (which need never exceed thirty (30) days) in which to cure such breach. AT&T is not liable to Supplier for detriment resulting from AT&T’s Cancellation of any Order.

b.      Termination

AT&T may Terminate this Agreement or any Order at any time, on written notice to Supplier.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

c.     Termination Charges

1.              If AT&T’s breach or unilateral Termination of any Order precludes Supplier from completing Delivery of Materials or Services, then AT&T may discharge any and all liability to Supplier for detriment resulting from such breach or unilateral Termination by payment of an amount that does not exceed the lesser of:

i                     the price of such Materials and Services, as derived from the Order, or

ii                  the positive difference obtained by subtracting (A) the salvage value of the Materials and Services from (B) the actual costs Supplier incurred to prepare the Materials or perform the Services up to the date of Termination or breach, as determined under Supplier’s normal cost accounting methods for inventory and work in process. For purposes of this Section, “salvage value” includes the proceeds of the sale of the Material and Services to another customer and the costs that Supplier avoids as a result of re-applying Materials and Services to meet other needs of AT&T, the needs of other customers or Supplier’s own internal needs within ninety (90) days following the Delivery Date scheduled in the Order. Supplier shall make reasonable efforts to maximize salvage value. All such costs, avoided costs, and values are subject to substantiation by proof satisfactory to AT&T before any payment may become due.

2.              AT&T is not liable to Supplier for any detriment resulting from AT&T’s unilateral Termination of an Order for Materials not specially manufactured for AT&T when AT&T’s Termination of such Order occurs more than thirty (30) days before the Delivery Date. If AT&T incurs a Termination charge as provided in this Section, and AT&T or an Affiliate places an Order for Materials of Services equivalent to those for which such Termination charge is incurred, within sixty (60) days after AT&T incurs such Termination charge, then Supplier shall refund such Termination charge to AT&T. The Termination-charge provided in this Section constitutes Supplier’s sole and exclusive remedy for detriment resulting from AT&T’s unilateral Termination of, or breach preventing Delivery under, an Order. AT&T is not liable for any Termination Charges in any case when Termination results from the mutual agreement of the Parties.

d.              Partial Termination and Partial Cancellation

Whenever law or a provision of this Agreement permits AT&T to Terminate or Cancel any Order, AT&T may, at its option Terminate or Cancel such Order either in whole or in part. If AT&T Terminates or Cancels an Order in part, AT&T shall pay only for such Materials and Services as AT&T Accepts at prices established under this Agreement or, if there are none, at prices calculated on the basis of such partially Terminated or Canceled Order, and, unless a Termination Charge applies, AT&T has no obligation to pay for such Materials or Services as AT&T does not Accept.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

e.               Cancellation of Related Orders

Whenever law or a provision of this Agreement permits AT&T to Cancel any Order, AT&T may also Cancel such other Orders as related to the same transaction or series of transactions as the Order in question.

f.                Further Remedies and Obligations upon Cancellation

Upon Cancellation of an Order by AT&T, Supplier shall: (1) refund any amounts AT&T may have previously paid for Material or Services rejected or returned by AT&T; and (2) reimburse AT&T for any cost incurred in (a) returning such Materials to Supplier; and (b) restoring AT&T’s site to its previous condition. If AT&T returns or rejects any Material to which title has already passed, title in such Material shall revert to Supplier when Supplier satisfies its refund and reimbursement obligations under the preceding sentences. Supplier bears the risk that such Materials may be lost or damaged in transit.

3.6 Compliance with Laws

Supplier shall comply with all laws (including all statutes, ordinances, regulations, orders and codes, whether specifically mentioned elsewhere in this Agreement or not) attendant upon Supplier’s performance under this Agreement and AT&T’s utilization of the Materials and Services, in every jurisdiction where Supplier performs or AT&T utilizes the Materials or receives the Services. Supplier shall procure all approvals, bonds, certificates, insurance, inspections, licenses, and permits that such laws require for the performance of this Agreement.

3.7 Conflict of Interest

Supplier represents and warrants that no officer, director, employee or agent of AT&T has been or will be employed, retained or paid a fee, or otherwise has received or will receive, any personal compensation or consideration, by or from Supplier or any of Supplier’s officers, directors, employees or agents in connection with the obtaining, arranging or negotiation of this Agreement or other documents entered into or executed in connection with this Agreement.

3.8 Construction and Interpretation

a.              This Agreement has been prepared jointly and has been the subject of arm’s length and careful negotiation. Each Party has been given the opportunity to independently review this Agreement with legal counsel and other consultants, and each Party has the requisite experience and sophistication to understand, interpret and agree to the particular language of its provisions. Accordingly, the drafting of this Agreement is not to be attributed to either Party.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

b.              Article, Section and paragraph headings contained in this Agreement are for reference purposes only and are not to affect the meaning or interpretation of this Agreement. The word “include” in every form means to include without limitation by virtue of enumeration. Whenever this Agreement refers to a consent or approval to be given by either Party, such consent or approval is effective only if given in writing and signed by the Party giving approval or consent. The singular use of words includes the plural and vice versa.

3.9 Cumulative Remedies

The rights and remedies of the Parties set forth in this Agreement are not exclusive of, but are cumulative to, any rights or remedies now or subsequently existing at law, in equity, by statute or otherwise, except in those cases where this Agreement or an Order specifies that a particular remedy is sole or exclusive, but neither Party may retain the benefit of inconsistent remedies. No single or partial exercise of any right or remedy with respect to one breach of this Agreement or any Order precludes the simultaneous or subsequent exercise of any other right or remedy with respect to the same or a different breach.

3.10 Delivery, Performance and Acceptance

a.              For Orders for Material, if Supplier is not required to provide additional Services (such as installation, configuration, or modification) at the destination in connection with providing the Material, Supplier shall ship Material that strictly conforms to Specifications as follows:

1.              Supplier shall ship freight collect using the carrier selected by AT&T, unless an Order expressly provides otherwise. If the Order does not identify the carrier selected by AT&T, Supplier shall call AT&T’s Supply Chain Service Center at 1-800-366-0418 to ascertain the identity of the carrier to be used;

2.              If an Order expressly so requires, Supplier shall prepay for shipment and ship, based on the lowest published price, by reliable common carrier. AT&T has the right to designate the carrier Supplier shall use. If Supplier can arrange transportation on terms more cost effective than offered by the carrier designated by AT&T, Supplier shall notify AT&T and, if AT&T agrees, Supplier shall ship at the agreed terms by that agreed carrier. Supplier shall charge AT&T for prepaid shipping, net of any discounts Supplier may take, as a separate line item in its invoice, and shall not lump shipping charges into the price of Material. AT&T is not responsible for any shipping charges in excess of those specified above; and

3.              If AT&T incurs additional costs as a result of Supplier’s failure to ship in compliance with this Section or the Section entitled “Shipping and Packing,” Supplier shall reimburse AT&T for such additional costs, upon demand by AT&T.

b.              For Orders for Services only, or for Material with the provision of Services (such as installation, configuration, or modification) at the destination, Supplier shall provide AT&T a Notice of Completion after Delivery. AT&T’s Acceptance Test Period shall commence upon (i) AT&T’s receipt of Supplier’s Notice of Completion, or (ii) upon AT&T’s receipt of Material from the carrier where Supplier provides no Services at destination.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

c.               If Material or Services are not in strict compliance with the Specifications at the time of Delivery, AT&T shall so notify Supplier and provide Supplier an opportunity to cause such Material or Service to strictly comply with the Specifications. After prompt corrective action, Supplier shall notify AT&T and, if a Notice of Completion was previously provided, Supplier shall provide a new Notice of Completion, and AT&T has the right to start a new Acceptance Test Period.

d.              If the Material and Services successfully complete the Acceptance Tests during the Acceptance Test Period, AT&T will Accept the Material, and, if a Notice of Completion was provided, AT&T shall indicate its Acceptance by signing the Acceptance Letter and furnishing a copy thereof to Supplier. “Acceptance” occurs when AT&T Accepts Material and Services as provided in this clause.

e.               If Supplier fails to take prompt corrective action after having received notice that Materials or Services are not in strict compliance with Specifications, or if after two (2) or more Acceptance Test Periods, Supplier has failed to correct the defects, or if the Material and Services are not in strict compliance with the Specifications, AT&T has the right, but not the obligation, to Cancel the Order, in whole or in part, without any liability whatsoever to Supplier. In no event does AT&T’s use of Material or Service during the Acceptance Test Period constitute Acceptance, nor is Acceptance to be deemed ever to occur before Supplier completes its Delivery. Payment for Material or Services does not constitute Acceptance of such Materials or Services.

3.11 Duration of Agreement

a.              This Agreement will continue in effect for a term expiring on March 1, 2011, unless it is Cancelled or Terminated before that date. The Parties may extend the term of this Agreement beyond that date by mutual written agreement.

b.              Any Order in effect on the date when this Agreement expires or is Terminated or Cancelled will continue in effect until such Order either (i) expires by its own terms or (ii) is separately Terminated or Cancelled, prior to its own expiration, as provided in this Agreement. The terms and conditions of this Agreement shall continue to apply to such Order as if this Agreement were still in effect.

3.12 Entire Agreement

This Agreement constitutes the final, complete, and exclusive expression of the Parties’ agreement on the matters contained in this Agreement. All prior written and oral negotiations and agreements, and all contemporaneous oral negotiations and agreements, between the Parties on the matters contained in this Agreement are expressly merged into and superseded by this Agreement. The Parties do not intend that the provisions of this Agreement be explained, supplemented, or qualified through evidence of trade usage or any prior course of dealings or any course of performance under any prior agreement. In entering into this Agreement, neither Party has relied upon any statement, estimate, forecast, projection, representation, warranty, action or agreement of the other Party except for those expressly contained in this Agreement. There are no conditions precedent to the effectiveness of this Agreement other than any expressly stated in this Agreement.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

3.13 Force Majeure

a.              A Party is excused from performing its obligations under this Agreement or any Order if, to the extent that, and for so long as:

i.                  such Party’s performance is prevented or delayed by an act or event (other than economic hardship, changes in market conditions, insufficiency of funds, or unavailability of equipment and supplies) that is beyond its reasonable control and could not have been prevented or avoided by its exercise of due diligence; and

ii.               such Party gives written notice to the other Party, as soon as practicable under the circumstances, of the act or event that so prevents such Party from performing its obligations.

b.              By way of illustration, and not by limitation, acts or events that may prevent or delay performance (as contemplated by this Section) include: acts of God or the public enemy, acts of civil or military authority, terrorists acts, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, and labor disputes (even if AT&T is involved in the labor dispute).

c.               If Supplier is the Party whose performance is prevented or delayed, AT&T may elect to:

i.                  Terminate, in whole or in part, this Agreement and the affected Order, without any liability to Supplier, or

ii.               suspend this Agreement and the affected Order or any part thereof for the duration of the delay; and (at AT&T’s option) obtain Material and Services elsewhere and deduct from any commitment, under this Agreement or such Order, the quantity of the Material and Services obtained elsewhere or for which commitments have been made elsewhere; and resume performance under this Agreement or such Order when Supplier resumes its performance; and (at AT&T’s option) extend any affected Delivery Date or performance date up to the length of time Supplier’s performance was delayed or prevented. If AT&T does not give any written notice, within thirty (30) days after receiving notice under this Section that Supplier’s performance has been delayed or prevented, this option (ii) will be deemed to have been selected.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

3.14 Governing Law

The laws of the State of Texas (excluding any laws that direct the application of another jurisdiction’s law) govern all matters arising out of or relating to this Agreement and all of the transactions it contemplates, including its validity, interpretation, construction, performance and enforcement.

3.15 Government Contract Provisions

a.              To the extent that Supplier’s performance is subject to certain executive orders (including E.O. 11246 and E.O. 13201) and statutes (including Section 503 of the Rehabilitation Act of 1973, as amended; the Vietnam Era Veteran’s Readjustment Assistance Act of 1974; and the Jobs for Veterans Act) pertaining to government contractors, Supplier shall:

1.              comply with such executive orders and statutes, and their implementing regulations, as amended from time to time; and

2.              fulfill the obligations of a contractor under the clauses incorporated by this Section.

b.              This Section incorporates the following clauses:

1.              “Affirmative Action For Workers With Disabilities” (at 48 CFR §52.222-36);

2.              “Employment Reports On Special Disabled Veterans, Veterans Of The Vietnam Era, and Other Eligible Veterans” (at 48 CFR §52.222-37);

3.              “Equal Employment Opportunity” (at 48 CFR §52.222-26);

4.              “Equal Employment Opportunity Clause ” (at 41 CFR §60-1.4(a));

5.              “Equal Opportunity For Special Disabled Veterans And Veterans of the Vietnam Era” (at 41 CFR 60-250.5);

6.              “Equal Opportunity for Disabled Veterans, Recently Separated Veterans, Other Protected Veterans, and Armed Forces Service Medal Veterans” (at 41 CFR Sec. 60-300.5);

7.              .”Equal Opportunity For Workers With Disabilities” (at 41 CFR §60-741.5);

8.              “Notice Of Employee Rights Concerning Payment Of Union Dues Or Fees” (at 29 CFR §470.2);

9.              “Notification of Employee Rights Concerning Payment Of Union Dues Or Fees” (at 48 CFR §52.222-39).

10.       “Prohibition of Segregated Facilities” (at 48 CFR §52.222-21);

11.       “Small Business Subcontracting Plan” (at 48 CFR §52.219-9); and

12.       “Utilization Of Small Business Concerns” (at 48 CFR §52.219-8).

c.               If an Order includes a statement that performance is intended for a government contract and incorporates additional government contracting provisions, Supplier shall also fulfill the obligations of a contractor or offeror under those additional provisions.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

3.16 Indemnity

a.   Supplier shall indemnify, hold harmless, and defend AT&T, its Affiliates, and their agents  and employees, in accordance with this Section, against any Loss arising from or in connection with, or resulting from, the Materials or Services furnished by Supplier or Supplier’s acts or omissions with respect to this Agreement. Supplier’s duty to indemnify, hold harmless, and defend against Loss extends to Loss that may be caused or alleged to be caused in part, by the negligence of AT&T and other persons indemnified under this Agreement, to the fullest extent  that such indemnification is permitted by applicable law.

b.   “Loss” includes any liability, loss, claim, demand, suit, cause of action, settlement payment, cost and expense, interest, award, judgment, damages (including punitive damages), diminution in value, liens, fines, fees, penalties, and Litigation Expense. “Litigation Expense” means any court filing fee, court cost, arbitration fee, and each other fee and cost of investigating or defending an indemnified claim or asserting any claim for indemnification or defense under this Agreement, including Attorney’s Fees, other professionals’ fees, and  disbursements. “Attorney’s Fees” include a charge for the service of in-house counsel at the market rate for independent counsel of similar experience.

c.   AT&T shall notify Supplier in writing, and with reasonable promptness, of any claim, demand, suit, cause of action or legal proceeding that may give rise to a claim against Supplier for defense. If AT&T fails to give notice, Supplier is still obligated to indemnify, hold harmless and defend AT&T, except that Supplier is not liable for any Litigation Expense that AT&T incurs before the time when notice is given.

d.   At the request of AT&T, Supplier shall conduct AT&T’s defense (employing counsel  acceptable to AT&T), at Supplier’s expense, against any claim, demand, suit or cause of action  within the scope of paragraph (a) above, whether or not litigation is actually commenced or the allegations are meritorious. At its own option, AT&T may employ separate counsel, including in-house counsel, to conduct AT&T’s defense against such a claim. AT&T and Supplier shall cooperate in the defense of any such claim. Supplier may control the defense and settlement of such a claim, but if the settlement of a claim may have an adverse effect on AT&T, then  Supplier shall not settle such claim without the consent of AT&T, and AT&T shall not unreasonably withhold or delay its consent.

e.   AT&T has no duty to indemnify, hold harmless or defend Supplier against any Loss arising from or in connection with, resulting from, or relating to this Agreement or the performance of any Party to this Agreement.

f.    Supplier shall bring no claim or action for indemnification, contribution, or subrogation against AT&T, its Affiliates, or their agents or employees, nor shall Supplier implead any of them in any action brought by another, based on injury to the person or death arising out or relating to Supplier’s performance under this Agreement. If, through any such action, Supplier ever acquires a lien on a judgment against AT&T, its Affiliates, or their agents or employees, then Supplier shall assign such lien to AT&T. Supplier waives any immunity from indemnification that Supplier may hold, by virtue of Supplier’s compliance with its workers’  compensation obligations in any jurisdiction, even if such immunity arises under the  constitution or statutes of such jurisdiction (such as, for example, Section 35, Article II, of the  Ohio Constitution and Sections 4123.74 and 4123.741 of the Ohio Revised Code).

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

3.17 Information

a.              In the performance of its obligations under this Agreement. either Party (“Receiving Party”) may receive or have access to Information owned, controlled or disclosed by the other Party (“Disclosing Party”), including Information provided under a separate nondisclosure agreement prior to executing this Agreement. No Information furnished by either Party to the other Party in connection with this Agreement shall be considered to be confidential or proprietary unless it is conspicuously marked as such. Unless such Information was previously known to the Receiving Party free of any obligation to keep such Information confidential, or has been or is subsequently made public by the Disclosing Party or a third party, without violating a confidentiality obligation, such Information shall be kept confidential by the Receiving Party, shall be used only in performing under this Agreement, shall be disclosed solely to its employees, officers, contractors and agents with a need to know such Information for purposes of this Agreement and may not be used: for other purposes, except as may be agreed upon between both Parties in writing. Neither Party is granted any rights or license to the other Party’s Information. Each Party shall use the same degree of care to prevent disclosure to others as used with respect to a Party’s own proprietary or confidential Information. All copies of such Information, in written, graphic or other tangible form, shall be returned to Disclosing Party upon the earlier of (i) the Disclosing Party’s request or (ii) upon Termination, Cancellation, or expiration of this Agreement. All copies of such Information in intangible form, such as electronic records, including electronic mail, shall be destroyed upon the earlier of (i) the Disclosing Party’s request or (ii) upon Termination, Cancellation, or expiration of this Agreement, and the Receiving Party shall certify to the Disclosing Party the destruction of all intangible copies of such Information.

b.              Supplier understands and agrees that any and all field trial results prepared by AT&T are and shall remain the property of AT&T and are hereby considered AT&T’s proprietary Information. Therefore, it shall be AT&T’s option, in its sole discretion, to furnish Supplier copies of such documents or to discuss such documents with Supplier. Supplier’s use of field trial reports furnished by AT&T shall be governed by the Publicity Section in addition to the provisions contained in this Information Section.

c.               Notwithstanding anything else in this Agreement, no installation, operation, repair, or maintenance Information of Supplier that pertain to the Material and Services that are the subject of this Agreement shall be considered to be proprietary or confidential, and AT&T may disclose such Information to others for the purpose of installing, operating, repairing, replacing, removing and maintaining the Material for which it was initially furnished.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

3.18 Infringement

a.   Supplier shall indemnify, hold harmless and defend AT&T, its Affiliates, and their agents against any Loss arising from or relating to:

1.              any infringement of any patent, copyright, trade mark, service mark, mask work, or other protected intellectual property right resulting from AT&T’s receipt or normal use of Materials and Services provided by Supplier; and

2.              any misappropriation of any trade secret or private information resulting from AT&T’s receipt or normal use of Materials and Services provided by Supplier.

b.   “Loss” is defined in the Section entitled “Indemnity” and, for purposes of this Section, also includes statutory damages and enhanced damages for willful infringement.

c.   If an injunction is issued against AT&T’s use of such Materials or Services, or if, in Supplier’s judgment, such Materials or Services are likely to become the subject of a claim of infringement, Supplier, at its own expense, shall also:

1.              procure for AT&T the right to continue using such Materials, or Services; or

2.              after consultation with AT&T, provide modified or replacement Materials or Services that are substantially similar and functionally equivalent but non-infringing Materials or Services; or

3.              if it is impracticable for Supplier to perform either of those obligations in c.1 or c.2, then upon demand from AT&T, Supplier shall

i                    cause the infringing Materials to be removed from AT&T’s location; and

ii                refund all fees and charges previously paid by AT&T for the purchase, use, or maintenance of the Materials and Services.

d.   AT&T has no obligation to pay Supplier any charges for the purchase, use, or maintenance of Materials or Services after the time when AT&T ceases to use them by reason of actual or claimed infringement.

e.   Supplier shall defend AT&T against third-party infringement or misappropriation claims, demands, suits, or causes of action as provided in the Section entitled “Indemnity”.

3.19 Insurance

a.              With respect to Supplier’s performance under this Agreement, and in addition to Supplier’s obligation to indemnify, Supplier shall at its sole cost and expense:

i.                  maintain the insurance coverages and limits required by this Section and any additional insurance and/or bonds required by law:

1.              at all times during the term of this Agreement and until completion of all Work associated with this Agreement, whichever is later; and

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

2.              with respect to any coverage maintained in a “claims-made” policy, for two (2) years following the term of this Agreement or completion of all Work associated with this Agreement, whichever is later. If a “claims-made” policy is maintained, the retroactive date must precede the commencement of Work under this Agreement;

ii.               require each subcontractor who may perform Work under this Agreement or enter upon the Work site to maintain coverages, requirements, and limits at least as broad as those listed in this Section from the time when the subcontractor begins Work, throughout the term of the subcontractor’s Work and, with respect to any coverage maintained on a “claims-made” policy, for two (2) years thereafter;

iii.            procure the required insurance from an insurance company eligible to do business in the state or states where Work will be performed and having and maintaining a Financial Strength Rating of “A-” or better and a Financial Size Category of “VII” or better, as rated in the A.M. Best Key Rating Guide for Property and Casualty Insurance Companies, except that, in the case of Workers’ Compensation insurance, Supplier may procure insurance from the state fund of the state where Work is to be performed; and

iv.           deliver to AT&T certificates of insurance stating the types of insurance and policy limits. Supplier shall provide or will endeavor to have the issuing insurance company provide at least thirty (30) days advance written notice of cancellation, non-renewal, or reduction in coverage, terms, or limits to AT&T. Supplier shall deliver such certificates:

1.              prior to execution of this Agreement and prior to commencement of any Work;

2.              prior to expiration of any insurance, policy required in this Section; and

3.              for any coverage maintained on a “claims-made” policy, for two (2) years following the term of this Agreement or completion of all Work associated with this Agreement, whichever is later.

b.     The Parties agree that:

i.                  the failure of AT&T to demand such certificate of insurance or failure of AT&T to identify a deficiency will not be construed as a waiver of Supplier’s obligation to maintain the insurance required under this Agreement;

ii.               the insurance required under this Agreement does not represent that coverage and limits will necessarily be adequate to protect Supplier, nor be deemed as a limitation on Supplier’s liability to AT&T in this Agreement;

iii.            Supplier may meet the required insurance coverages and limits with any combination of primary and Umbrella/Excess liability insurance; and

iv.           Supplier is responsible for any deductible or self-insured retention.

c.     The insurance coverage required by this Section includes:

i                     Workers’ Compensation insurance with benefits afforded under the laws of any state in which the Work is to be performed and Employers Liability insurance with limits of at least.

[*****] for Bodily Injury - each accident

[*****] for Bodily Injury by disease — policy limits

[*****] for Bodily Injury by disease — each employee

To the fullest extent allowable by Law, the policy must include a waiver of subrogation in favor of AT&T, its Affiliates, and their directors, officers and employees.

In states where Workers’ Compensation insurance is a monopolistic state-run system, Supplier shall add Stop Gap Employers Liability with limits not less than [*****] each accident or disease.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

*****    Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

ii.               Commercial General Liability insurance written on Insurance Services Office (ISO) Form CG 00 01 12 04 or a substitute form providing equivalent coverage, covering liability arising from premises, operations, personal injury, products/completed operations, and liability assumed under an insured contract (including the tort liability of another assumed in a business contract) with limits of at least:

[*****] General Aggregate limit

[*****] each occurrence limit for all bodily injury or property damage incurred in any one (1) occurrence

[*****] each occurrence limit for Personal Injury and Advertising Injury

[*****] Products/Completed Operations Aggregate limit

[*****] each occurrence limit for Products/Completed Operations

[*****] Damage to Premises Rented to You (Fire Legal Liability)

The Commercial General Liability insurance policy must:

1.                   include AT&T, its Affiliates, and their directors, officers, and employees as Additional Insureds. Supplier shall provide a copy of the Additional Insured endorsement to AT&T. The Additional Insured endorsement may either be specific to AT&T or may be “blanket” or “automatic” addressing any person or entity as required by contract. A copy of the Additional Insured endorsement must be provided within sixty (60) days of execution of this Agreement and within sixty (60) days of each Commercial General Liability policy renewal;

2.                   include a waiver of subrogation in favor of AT&T, its Affiliates, and their directors, officers and employees; and

3.                   be primary and non-contributory with respect to any insurance or self-insurance that is maintained by AT&T.

iii.            Business Automobile Liability insurance with limits of at least [*****] each accident for bodily injury and property damage, extending to all owned, hired, and non-owned vehicles.

iv.           Umbrella/Excess Liability insurance with limits of at least [*****] each occurrence with terms and conditions at least as broad as the underlying Commercial General Liability, Business Auto Liability, and Employers Liability policies. Umbrella/Excess Liability limits will be primary and non-contributory with respect to any insurance or self-insurance that is maintained by AT&T.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

*****    Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

3.20 Invoicing and Payment

a.                        Supplier shall render a correct invoice in duplicate promptly after completing Delivery of all Material or Services required by the Order (unless the Order or an Appendix specifies that Supplier may submit invoices for progress payments prior to Acceptance, as provided below). The invoice must specify in detail (i) quantities of each ordered item, (ii) unit prices of each ordered item, (iii) whether the item is taxable and the amount of tax per item, (iv) item and commodity codes, (v) total amounts for each item, (vi) total amount of applicable sales or use taxes, (vii) discounts, (viii) shipping charges (if any, unless shipment is FOB Origin), (ix) total amount due, and (x) Software right-to-use fees as either “initial operating system license” or “other.” Except as provided in the provision for progress payments, AT&T shall pay Supplier within forty-five (45) days after Acceptance (as determined under the Section entitled “Delivery, Performance and Acceptance”). If AT&T disputes any invoice rendered or amount paid, AT&T shall so notify Supplier. The Parties shall use their best efforts to resolve invoicing and payment disputes expeditiously, and AT&T is not obligated to make any payment against a disputed or incorrect invoice until the dispute is resolved or the error corrected. Invoices received by AT&T more than one (1) year after the Delivery of Material or Services are untimely and AT&T has no obligation to pay such invoices.

b.                        Invoices for or including freight charges must be accompanied by legible copies of prepaid freight bills, express receipts or bills of lading supporting the invoice amounts. Such invoices must include (i) carrier’s name, (ii) date of shipment, (iii) number of pieces, (iv) weight, and (v) freight classification.

c.                         AT&T may deduct any setoff or recoupment claims that it or its Affiliates may have against Supplier from amounts due or to become due to Supplier, whether under this Agreement or otherwise. Supplier shall pay any amount due to AT&T or its Affiliates that is not applied against the invoiced amounts within thirty (30) days after written demand by AT&T.

d.                        If an Order or an Appendix specifies that Supplier may submit invoices for progress payments prior to Acceptance, Supplier is permitted to submit invoices at the end of each month and AT&T shall make progress payments to Supplier forty-five (45) days after receipt of such invoices. Such progress payments are not to exceed ninety percent (90%) of the price of satisfactorily completed Work at the time of billing, as determined by AT&T. Supplier shall earmark and apply such progress payments to expenses incurred for Services or Material used in performance of the Order for AT&T.

3.21 Licenses and Patents

AT&T does not grant Supplier any license, whether express or implied, under any patent, copyright, trademark, or other intellectual property, in this Agreement.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

3.22 Limitation of Damages

In no event is AT&T liable to Supplier for any consequential or incidental damages, however caused, based on any theory of liability.

3.23 Most Favored Customer

Supplier represents and warrants that all prices, benefits, warranties and other terms and conditions in this Agreement are and, during the term of this Agreement, will continue to be no less favorable to AT&T than those currently being offered or that will be offered by Supplier to any of its similarly situated customers. Supplier shall review and have an officer of its company certify its compliance with this Section to AT&T semi-annually. This certification shall be sent to AT&T’s addressee listed under the Section, Notices.

3.24 Non-Exclusive Market

This Agreement does not grant Supplier any right or privilege to provide to AT&T any Material and Serviced of the type described in or purchased under this Agreement. Except for obligations arising under an Order, this Agreement does not obligate AT&T to purchase or license any such Material or Services. AT&T may contract with other manufacturers and vendors for the procurement or trial of Material and Services comparable to those described in or purchased under this Agreement, and AT&T may itself perform such Services.

3.25 Notices

a.              Each Party giving or making any notice, consent, request, demand, or other communication (each, a “Notice”) pursuant to this Agreement must give the Notice in writing and use one of the following methods, each of which for purposes of this Agreement is a writing: in person; first class mail with postage prepaid; Express Mail, Registered Mail, or Certified Mail (in each case, return receipt requested and postage prepaid); internationally recognized overnight courier (with all fees prepaid); facsimile; or email. If Notice is given by e-mail, it must be confirmed by a copy sent by any one of the other methods. Each Party giving Notice shall address the Notice to the appropriate person (the “Addressee”) at the receiving Party at the address listed below:

Bachman NGV, Inc. dba BAF Technologies

[*****]

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

*****    Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

AT&T

[*****]

b.              A Notice is effective only if the Party giving notice has complied with the foregoing requirements of this Section and the Addressee has received the notice. A Notice is deemed to have been received as follows:

1.              If a Notice is delivered by first class mail, five (5) days after deposit in the mail;

2.              If a Notice is furnished in person, or sent by Express Mail, Registered Mail, or Certified Mail, or internationally recognized overnight courier, upon receipt as indicated by the date on the signed receipt;

3.              If a Notice is sent by facsimile, upon receipt, by the Party giving or making the Notice, of an acknowledgment or transmission report generated by the machine from which the facsimile was sent, indicating that the facsimile was sent in its entirety to the Addressee’s facsimile number; and

4.              If a Notice is sent by e-mail, upon successful transmission to the receiving machine, if such Notice is sent in time to allow it to be accessible by the Addressee before the time allowed for giving such notice expires, and a confirmation copy is sent by one of the other methods.

c.               The addresses and facsimile and telephone numbers to which notices or communications may be given to the Addressees of either Party may be changed by written notice given by such Party to the other pursuant to this Section.

3.26 Order of Precedence

The terms of this Agreement govern all Orders for Materials and Services that AT&T may place with Supplier while this Agreement remains in effect. The Parties may not vary or supplement the terms of this Agreement, in connection with any Order, except by Special Terms and Conditions that both Parties have agreed upon. When Special Terms and Conditions are included in an Order and agreed upon, such take precedence over any inconsistent term of this Agreement, but only with reference to the transaction governed by that Order, and Special Terms and Conditions in an Order have no other force or effect. This Agreement supersedes all other pre-printed or standardized provisions that may otherwise appear in any other paper or electronic record of either Party (such as standards terms on order forms, advance shipping notices, invoices, time sheets, packages, shrink wrap terms, and click wrap terms).

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

*****    Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

3.27 Orders

AT&T may order Material and Services by submitting Orders in connection with this Agreement that are substantially in the form of Appendix J, specifying the following information:

1.              A description of the Services and Material, including any numerical/alphabetical identification referenced in the applicable price list;

2.              The Delivery Date;

3.              The applicable price(s);

4.              The location at which the Material is to be Delivered, or the site where Services will be rendered;

5.              The location to which invoices are to be sent for payment;

6.              AT&T’s Order number; and

7.              The name of the Affiliate ordering Materials and Services.

3.28 Price

a.              Supplier shall furnish Material and Services at the prices set forth in Appendix B, or pursuant to firm prices quoted by Supplier for such Material and Services, whichever prices are lower. The prices for all Material and Services in Appendix B are subject to decrease by a writing signed by both Parties, but, if Supplier at any time makes a general price decrease, Supplier shall promptly notify AT&T in writing and extend such decrease to AT&T effective on the date of such general price decrease. The prices in Appendix B are not subject to increase during the term of this Agreement.

b.              Supplier shall strive to proactively reduce its costs and corresponding prices for Material and Services as charged to AT&T by at least five percent (5%) each calendar year, through the use of improved processes, supply chain economies and other cost reduction methods.

3.29 Publicity

Supplier shall not use AT&T’s or its Affiliates’ names or any language, pictures, trademarks, service marks or symbols which could, in AT&T’s judgment, imply AT&T’s or its Affiliates’ identity or endorsement by AT&T, its Affiliates or any of its employees in any (i) written, electronic or oral advertising or presentation or (ii) brochure, newsletter, book, electronic database or other written matter of whatever nature, without AT&T’s prior written consent (hereafter the terms in subsections (i) and (ii) of this Section shall be collectively referred to as “Publicity Matters”). Supplier must submit to AT&T for written approval, prior to publication, all Publicity Matters that mention or display AT&T’s or its Affiliates’ names, trademarks or service marks, or that contain any symbols, pictures or language from which a connection to said names or marks may be inferred or implied.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

3.30 Quality Assurance

a.                                      In addition to its obligations under the Section entitled “Warranty,” Supplier represents and warrants that:

1.                                      all processes utilized to produce Material and provide Services are controlled and adequate to Deliver consistent with Specifications and this Agreement;

2.                                      Supplier has evaluated the process controls of its subcontractors and vendors and has determined that they are adequate to Deliver Materials and Services consistent with Specifications and this Agreement; and

3.                                      Supplier to ensure that all Material and Services are subjected to the above-mentioned processes controls.

For information purposes only, excellent Quality Management System guidance can be found in TL 9000 and ISO 9001:2000. Copies of ISO 9001:2000 may be ordered through the American Society for Quality at 800.248.1946. Copies of TL 9000 Handbooks may be ordered through the QuEST Forum web site at www.questforum.org. Select the ‘Resources’ link from the QuEST forum home page, which will direct you to the TL 9000 Handbooks purchase page.

b.                                      Throughout the term of this Agreement, Supplier shall periodically evaluate the process controls to verify whether each is still adequate to Deliver Material and Services consistent with Specifications and this Agreement. AT&T reserves the right to request a review of such process controls throughout the term of this Agreement.

c.                                       If Supplier or AT&T, at any time during the Term of this Agreement, determines that the process controls are insufficient to meet the obligations herein, then at no additional charge to AT&T, Supplier shall:

1.                                      provide to AT&T a quality plan to remedy such insufficient Quality Process. Such quality plan shall include the following information, in detail:

i.                  a schedule for achieving an adequate Quality Process;

ii.               the actions that will achieve and remedy such insufficiencies;

2.                                      Should remedy efforts described above fail to address insufficiencies within thirty (30) days of Supplier’s remedy efforts described above or upon AT&T’s notification to Supplier that remedy efforts are insufficient, whichever is earlier, or within a time period as mutually agreed, Supplier shall engage a third party consultant to perform quality control or quality assurance activities. Supplier shall provide AT&T or AT&T’s agent with notice of such engagement, including the name of the third party consultant, and shall provide AT&T or AT&T’s agent with cooperative assistance to such consultant.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

d.                                      If requested by AT&T Supplier shall:

1. provide performance measurements periodically that demonstrate compliance with the Specifications and this Agreement.

2. The Parties shall mutually agree upon appropriate performance measurements.

e.                                       Nothing contained in this Clause, “Quality Assurance,” will diminish Supplier’s obligation to deliver Material and perform Services in conformance to Supplier’s obligations in this Agreement.

3.31 Records and Audits

Supplier shall:

a.              Maintain complete and accurate records related to the Material and Services provided by Supplier to AT&T (including records of all amounts billable to and payments made by AT&T, and other financial records, in accordance with generally accepted accounting principles), in a format that will permit audit;

b.              Retain such records and reasonable billing detail for a period of at least three years from the date of final payment for Material and Services;

c.               Provide reasonable supporting documentation to AT&T concerning any disputed invoice amount within thirty (30) calendar days after receipt of written notification of such dispute; and

d.              Permit AT&T and its authorized representatives to inspect and audit Supplier’s records related to the Material and Services. Should AT&T request an audit, Supplier shall make available any pertinent records and files to AT&T and its authorized representative during normal business hours at no additional charge.

3.32 Severability

If any provision of this Agreement or any Order is determined to be invalid, illegal, or unenforceable, the Parties agree the remaining provisions of this Agreement or such Order shall remain in full force if both the economic and legal substance of the transactions contemplated by this Agreement or such Order are not affected it any manner that is materially adverse to either Party by severing the provision determined to be invalid, illegal, or unenforceable.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

3.33 Survival of Obligations

Obligations and rights under this Agreement or an Order, which by their nature would reasonably continue beyond the Termination, Cancellation or expiration of this Agreement or an Order (including those in the Sections entitled “Compliance with Laws,” “Information,” “Indemnity,” “Infringement,” “Insurance,” “Publicity,” and “Warranty”) will survive the Termination, Cancellation or expiration of this Agreement or such Order.

3.34 Taxes

a.              Supplier shall invoice AT&T the amount of any federal excise taxes and state and local sales taxes imposed upon the sale of Material and provision of Services under this Agreement. All such taxes must be stated as separate items on a timely invoice listing the taxing jurisdiction imposing the tax. Installation, labor and other non-taxable charges must be separately stated. AT&T shall pay all applicable taxes to Supplier that are stated on and at the time the Material or Services invoice is submitted by Supplier. Supplier shall remit taxes to the appropriate taxing authorities. Supplier shall honor tax exemption certificates, and other appropriate documents, which AT&T may submit, pursuant to relevant tax provisions of the taxing jurisdiction providing the exemption.

b.              Supplier shall pay any penalty, interest, additional tax, or other charge that may be levied or assessed as a result of the delay or failure of Supplier, for any reason, to pay any tax or file any return or information required by law, rule or regulation or by this Agreement to be paid or filed by Supplier.

c.               Upon AT&T’s request, the Parties shall consult with respect to the basis and rates upon which Supplier shall pay any taxes or fees for which AT&T is obligated to reimburse Supplier under this Agreement. If AT&T determines that in its opinion any such taxes or fees are not payable, or should be paid on a basis less than the full price or at rates less than the full tax rate, AT&T shall notify Supplier in writing of such determinations, Supplier shall make payment in accordance with such determinations, and AT&T shall be responsible for such determinations. If collection is sought by the taxing authority for a greater amount of taxes than that so determined by AT&T, Supplier shall promptly notify AT&T. If AT&T desires to contest such collection, AT&T shall promptly notify Supplier. Supplier shall cooperate with AT&T in contesting such determination, but AT&T shall be responsible and shall reimburse Supplier for any tax, interest, or penalty in excess of AT&T’s determination.

d.              If AT&T determines that in its opinion it has reimbursed Supplier for any taxes in excess of the amount that AT&T is obligated to reimburse Supplier, AT&T and Supplier shall consult to determine the appropriate method of recovery of such excess reimbursements. Supplier shall credit any excess reimbursements against tax reimbursements or other payments due from AT&T if and to the extent Supplier can make corresponding adjustments to its payments to the relevant tax authority. At AT&T’s request, Supplier shall timely file any claims for refund and any other documents required to recover any other excess reimbursements, and shall promptly remit to AT&T all such refunds and interest received.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

e.               If any taxing authority advises Supplier that it intends to audit Supplier with respect to any taxes for which AT&T is obligated to reimburse Supplier under this Agreement, Supplier shall (i) promptly so notify AT&T, (ii) afford AT&T an opportunity to participate on an equal basis with Supplier in such audit with respect to such taxes and (iii) keep AT&T fully informed as to the progress of such audit. Each Party shall bear its own expenses with respect to any such audit, and the responsibility for any additional tax, interest or penalty resulting from such audit is to be determined in accordance with the applicable provisions of this Taxes Section. Supplier’s failure to comply with the notification requirements of this Taxes Section will relieve AT&T of its responsibility to reimburse Supplier for taxes only if Supplier’s failure materially prejudiced AT&T’s ability to contest imposition or assessment of those taxes.

f.                In addition to its rights under Subsections c., d., and e. above with respect to any tax or tax controversy covered by this Taxes Section, AT&T is entitled to contest, pursuant to applicable law and tariffs, and at its own expense, any tax previously invoiced that it is ultimately obligated to pay. AT&T is entitled to the benefit of any refund or recovery of amounts that it has previously paid resulting from such a contest. Supplier shall cooperate in any such contest, but AT&T shall pay all costs and expenses incurred in obtaining a refund or credit for AT&T.

g.               If either Party is audited by a taxing authority or other governmental entity in connection with taxes under this Taxes Section, the other Party shall reasonably cooperate with the Party being audited in order to respond to any audit inquiries in an appropriate and timely manner, so that the audit and any resulting controversy may be resolved expeditiously.

h.              AT&T and Supplier shall reasonably cooperate with each other with respect to any tax planning to minimize taxes. The degree of cooperation contemplated by this section is to enable any resulting tax planning to be implemented and includes, but is not limited to: (i) Supplier’s installing and loading all of the Software licensed by AT&T, and retaining possession and ownership of all tangible personal property, (ii) Supplier installing, loading and/or transferring the Software at a location selected by AT&T, and (iii) Supplier Delivering all of the Software in electronic form. AT&T shall bear all reasonable external (paid to third parties), additional expenses incurred by Supplier to comply with the provisions of this subsection, but AT&T’s advance written consent is required whenever these expenses for any Software item or update are expected to exceed two thousand dollars ($2,000) or one percent (1%) of the cost of the item or update, whichever is less. Supplier’s cooperation is not an agreement with, or guarantee of, the taxability or non-taxability of the transaction.

3.35 Third Party Administrative Services

Supplier acknowledges that a third party administrator will perform certain administrative functions for AT&T in relation to this Agreement. Such administrative functions may include:

a.              Collecting and verifying certificates of insurance;

b.              Providing financial analysis;

c.               Verifying certifications under the Section entitled “Utilization of Minority, Women, and Disabled Veteran Owned Business Enterprises”; and

d.              Collecting and verifying Supplier profile information.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

Supplier shall cooperate with such third party administrator in its performance of such administrative functions and shall provide such data as from time to time the third party administrator may request. Further, notwithstanding any other provision of this Agreement, Supplier agrees that AT&T may provide confidential Information regarding Supplier to such third party administrator. Supplier agrees to pay the third party administrator an annual fee for the performance of these administrative functions, which annual fee shall pot exceed three hundred dollars ($300.00) and a one time set-up fee of thirty dollars ($30.00).

3.36 Title and Risk

Title to Material purchased, but not to Material licensed, and risk of loss pass to AT&T when possession of the Material passes, in the United States of America, (i) from Supplier or its intermediary to the carrier, if and when this Agreement or an Order requires Supplier to ship freight collect, and (ii) from the carrier to AT&T, if and when the applicable Order requires Supplier to prepay for shipment. If any other shipment term is specified in the Order, or if this Agreement or an Order calls for Supplier to perform additional Services at destination (such as installation, configuration, or modification), then both title and risk of loss to the Material pass to AT&T when both the Material and the additional Services are Accepted by AT&T.

3.37 Transaction Costs

Except as expressly provided in this Agreement or an Order, each Party shall bear its own fees and expenses (including the fees and expenses of its agents, representatives, attorneys, and accountants) incurred in connection with the negotiation, drafting, execution, and performance of this Agreement and the transactions it contemplates.

3.38 Utilization of, Minority, Women, and Disabled Veteran Owned Business Enterprises

a.              It is the policy of AT&T that minority, women, and disabled veteran owned business enterprises (“MWDVBEs”) shall have the maximum practicable opportunity to participate in the performance of contracts.

b.              Supplier shall make good faith efforts to carry out this policy in the award of subcontracts, distribution agreements, resale agreements, and other opportunities for MWDVBE participation. In furtherance of those efforts, and not as a limitation, Supplier shall submit annual participation plans, at the time of contract execution and each subsequent year by January 7, establishing Supplier’s goals for the year for participation by minority owned business enterprises (“MBE”), women owned business enterprises (“WBE”) and disabled veteran business enterprises (“DVBE”), with “participation” expressed as a percentage of aggregate estimated annual purchases by AT&T and its Affiliates for the coming year under this Agreement. Supplier shall include specific and detailed plans for achieving its goals in each participation plan. Supplier’s participation goals for the first year (that is, the calendar year that ends on December 31 next following the effective date of this Agreement) are: 15% annual MBE participation; 5% annual WBE participation; and 1.5% annual DVBE participation. Supplier’s participation plan for the first year is attached to and incorporated into this Agreement as Appendix G.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

c.     By the fourteenth day following the close of each calendar quarter, Supplier shall report actual results of its efforts to meet its goals during the preceding calendar quarter to AT&T’s Prime Supplier Program Manager, using the form attached to this Agreement as Appendix H. Supplier shall submit separate reports for AT&T and each Affiliate making purchases under this Agreement. When reporting its results, Supplier shall count only expenditures with MWDVBEs that are certified as MBE, WBE, or DVBE firms by certifying agencies that are recognized by AT&T, as listed on Appendix G. In particular, when reporting results for expenditures by Affiliates identified as “California Affiliates” in Appendix G, Supplier shall count only expenditures (i) with MBE and WBE firms certified by the California Public Utilities Commission Supplier Clearinghouse (“CPUCC”) and (ii) with DVBE firms certified by the Office of Small Business and DVBE Certification (“OSDBC”) of the California Department of General Services.

d.     Supplier shall inform prospective MBE, WBE, and DVBE subcontractors of their opportunities to apply for certification from the agencies listed in Appendix G. In particular, Supplier shall inform MBE and WBE firms certified by agencies other than the CPUCC and the DVBE firms certified by agencies other than the OSDBC of the procedures for applying for an additional certification from the OSDBC and the CPUCC.

e.     The extent to which suppliers (a) set challenging goals in their annual participation plans and (b) succeed in exceeding the goals that they have set are factors that AT&T may consider favorably when deciding to extend or renew expiring agreements, to apportion orders among competing suppliers under existing agreements, and to award new business in competitive bidding.

f.      Supplier’s obligations under this Section are not a limitation of any obligations that Supplier may have under other provisions of this Agreement, including the Section entitled “Government Contract Provisions”.

3.39 Warranty

a.     Supplier warrants (i) that Material furnished hereunder will be new; merchantable; free from defects in design, material and workmanship; fit and sufficient for the purposes intended by AT&T; free from all security interests, liens and encumbrances; (ii) that Supplier conveys good title to Material sold, and that transfer of title to AT&T is rightful title, and (iii) that Material furnished hereunder shall strictly conform to and perform in accordance with applicable Specifications, drawings, models and samples. In addition, if Material comes subject to one or more warranties provided by third party manufacturers or vendors to Supplier (“OEM warranties”), Supplier warrants that it has the authority to assign, and does assign such OEM warranties to AT&T.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

b.     Supplier warrants that Services provided hereunder will be performed in a first-class, professional manner, in strict compliance with the Specifications, and with the care, skill and diligence, and in accordance with the applicable standards, currently recognized in Supplier’s profession or industry.

c.     Supplier warrants that neither the Material nor the Services will infringe any patent, copyright or other intellectual property right. The foregoing warranties are in addition to all other warranties, express, implied, or statutory.

d.     If the Parties have identified a System on which Software will operate, Supplier warrants that Software will perform on and be compatible with such System and operate satisfactorily in the System environment specified in the applicable Order. “System” means the Hardware, operating system and application Software, interfaces, and databases that interact with such Software.

e.     Supplier warrants that all Material provided to AT&T hereunder shall be tested prior to Delivery to ensure that all Material is in strict compliance with the Specifications, and that Material will not contain Harmful Code or Vulnerabilities at any time. Testing will include complete regression and interaction testing and load, unit and integration testing when applicable.

f.      All warranties will survive inspection, Acceptance, payment and use. The warranty period for Material and Services shall be the longer of the warranty period stated in the Order, the Specifications, the applicable OEM’s warranty, or one (1) year. The warranty period in all cases shall commence upon Acceptance by AT&T.

g.     If at any time during the warranty period for Material or Services AT&T believes there is a breach of any warranty, AT&T will notify Supplier setting forth the nature of such claimed breach. At AT&T’s option, Supplier shall either (i) repair or replace the Material or reperform the Services so as to correct the breach of warranty at no cost to AT&T, (ii) accept the return of the Material and provide AT&T with a full refund for the defective Materials or Services; or (iii) credit AT&T with a mutually agreeable reduction in the Price of the defective Materials and Services. Supplier shall bear all transportation costs and risk of loss and damage in transit with respect to all Materials returned for repair, replacement, or refund, and with respect to all repaired or replacement Materials provided to AT&T, and all repaired and replacement Materials are warranted as provided in this Section. If AT&T elects to have Supplier repair or replace the Material or reperform the Services so as to correct the breach of warranty, and Supplier fails to do so, then, in addition to its other remedies under the law, this Agreement or an Order, AT&T may itself repair the Material or correct the Services, or engage a third party to do so, in either case at Supplier’s expense.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

3.40 Work Done By Others

If any part of Supplier’s Work is dependent upon work performed by others or subcontracted consistent with the terms herein, Supplier shall inspect and promptly report to AT&T any defect that renders such other work unsuitable for Supplier’s proper performance. Supplier’s silence shall constitute approval of such other work as fit, proper and suitable for Supplier’s performance of its Work. Any use of a subcontractor must be approved by AT&T before commencement of the Work. Where a portion of the Work is approved to be subcontracted, Supplier remains fully responsible for performance thereof and shall be responsible to AT&T for the acts and omissions of any subcontractor. Supplier shall require all subcontractors performing work for Supplier or who may enter upon the Work site to maintain the same insurance requirements as those set forth in the Insurance Section of this Agreement. Nothing in this Agreement shall create any contractual obligation nor other liability of AT&T to any subcontractor or its employees. Supplier agrees to bind every subcontractor to the terms of this Agreement and, specifically, to compliance with the Insurance Section of this Agreement.

4.0 Special Terms

4.1 Access

a.     When appropriate, Supplier shall have reasonable access to AT&T’s premises during normal business hours, and at such other times as may be agreed upon by the Parties to enable Supplier to perform its obligations under this Agreement. Supplier shall coordinate such access with AT&T’s designated representative prior to visiting such premises. Supplier will ensure that only persons employed by Supplier or subcontracted by Supplier will be allowed to enter AT&T’s premises. If AT&T requests Supplier or its subcontractor to discontinue furnishing any person provided by Supplier or its subcontractor from performing Work on AT&T’s premises, Supplier shall immediately comply with such request. Such person shall leave AT&T’s premises immediately and Supplier shall not furnish such person again to perform Work on AT&T’s premises without AT&T’s written consent. The Parties agree that, where required by governmental regulations, Supplier will submit satisfactory clearance from the U.S. Department of Defense and/or other federal, state or local authorities.

b.     AT&T may require Supplier or its representatives, including employees and subcontractors, to exhibit identification credentials, which AT&T may issue to gain access to AT&T’s premises for the performance of Services. If, for any reason, any Supplier representative is no longer performing such Services, Supplier shall immediately inform AT&T. Notification shall be followed by the prompt delivery to AT&T of the identification credentials, if issued by AT&T. Supplier agrees to comply with AT&T’s corporate policy requiring Supplier or its representatives, including employees and subcontractors, to exhibit their company photo identification in addition to the AT&T issued photo identification when on AT&T’s premises.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

c.     Supplier shall ensure that its representatives, including employees and subcontractors, while on or off AT&T’s premises, will perform Work which (i) conform to the Specifications, (ii) protect AT&T’s Material, buildings and structures, (iii) does not interfere with AT&T’s business operations, and (iv) perform such Services with care and due regard for the safety, convenience and protection of AT&T; its employees, and property and in full conformance with the policies specified in the AT&T Code of Business Conduct, which prohibits the possession of a weapon or an implement which can be used as a weapon (a copy of the AT&T Code of Business Conduct is available upon request).

d.     Supplier shall ensure that all persons furnished by Supplier work harmoniously with all others when on AT&T’s premises.

4.2 Background Checks

1.     Supplier, with respect to the following requirements in this Section (collectively, “Background Checks”) and subject to any laws, rules or regulations which may limit any Supplier action otherwise required by this section, (i) shall make all reasonable efforts, including checking the background, verifying the personal information and conducting a Drug Screen to determine and verify all information necessary to represent and warrant to AT&T that no Supplier employee, contractor or subcontractor and no employee or agent of any Supplier contractor or subcontractor (“Supplier Person”) who Supplier proposes to have perform any Service that permits physical, virtual or other access to AT&T ‘s or its customer’s premises, systems, networks, or Information (“Access”) at any time during the term of the Agreement, (a) has presented a positive Drug Screen, (b) has been arraigned or convicted of (i) any felony, (ii) any misdemeanor involving violence, sexually related criminal conduct, theft or computer crimes, fraud or financial crimes, or crimes involving unlawful possession or use of a dangerous weapon, or (c) is identified on any government registry as a sex offender; and (ii) Supplier shall not permit any such Person presenting a positive Drug Screen, so arraigned or convicted, or so identified to perform any Service that permits such Access during the term of the Agreement.

2.     Supplier represents and warrants to AT&T that no Supplier Person has (i) falsified any of his or her Identification Credentials, or (ii) failed to disclose any material information in the hiring process relevant to the performance of any Service. Supplier shall not permit any Supplier Person who has falsified such Identification Credentials or failed to disclose such information to perform any Service that permits Access.

3.     The following definitions apply:

•      “Identification Credentials” includes, with respect to each Supplier Person, his or her Social Security number, driver’s license, educational credentials, employment history, home address, and citizenship indicia.

Proprietary and Confidential
This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

•      “Drug Screen” means the testing for the use of illicit drugs (including opiates, cocaine, cannabinoids, amphetamines, and phencyclidine (PCP)) of any Supplier Person who (i) has unsupervised (or badged) physical Access to AT&T’s or its customer’s premises, or (ii) has regular or recurring supervised physical Access to AT&T’s or its customer’s premises for more than thirty (30) days in the aggregate annually.

4.       The failure of Supplier to comply with the requirements of this Section, and/or if any Person who fails such Background Check or who has falsified Identification Credentials does perform any Service that permits such Access, shall each be considered a material breach of this Agreement. Notwithstanding any of the foregoing, exceptions for individual Supplier Persons may be granted by AT&T on a case-by-case basis.

4.3 Driving Record Requirements for Supplier’s Employees

a.     Supplier agrees that AT&T’s driving standards are applicable to Supplier’s employees who drive AT&T’s vehicles for any purpose including incidental pick-up and return. AT&T reserves the right to review and monitor the driving record of Supplier’s employees and/or request Driver License Record reports on Supplier’s employees from the Department of Motor Vehicles or State Department of Public Safety, at Supplier’s expense.

b.     Supplier’s employees shall operate AT&T’s vehicles in a safe manner and maintain satisfactory driving records, as stipulated below. Supplier shall ensure that employees with an unsatisfactory driving record review will not operate AT&T’s vehicles. If Supplier’s employees with unsatisfactory driving records are found operating AT&T’s vehicles, this Agreement may be canceled at AT&T’s discretion in accordance with the terms of the Section, Cancellation and Termination. During the thirty (30)-day period after AT&T has given Supplier a notice of Agreement Cancellation or Termination, no employee of the Supplier may drive AT&T’s vehicles unless that person has been specifically authorized by AT&T to drive its vehicles.

c.     The following MUST be met (both on and off duty) to maintain a satisfactory driving record:

1.     An employee must not have more than any combination of three (3) moving violations or chargeable accidents (an accident in which the employee is charged by a law enforcement agency as being in violation of a law or ordinance), in the previous twenty-four (24) months.

2.     When a driving record review is made of an employee’s driver license history, the record must be free of all of the violations listed in Subparagraphs (i) through (iii), below. If any one of these violations appear on the employee’s record during the twenty-four (24) months prior to the date of the review, the employee will be considered to have an unsatisfactory driving record. These violations are:

i.      Suspension of a driver’s license, or a record of operating a motor vehicle without a valid license or permit,

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

ii.     Conviction, guilty plea, or a plea of no contest to a charge of Driving While Intoxicated (“DWI”), or Driving Under the Influence (“DUI”) of alcohol or drugs, or

iii.    Conviction, guilty plea, or a plea of no contest to a charge of homicide or assault arising from the operation of a motor vehicle or reckless or dangerous driving.

4.4 Electronic Data Interchange (EDI)

a.     At the request of AT&T, the Parties shall exchange Orders, payments, acknowledgements, invoices, remittance notices, and other records (“Data”) electronically, in place of tangible documents. In such case, AT&T shall also designate whether the Parties shall exchange Data by direct electronic or computer systems communication between AT&T and Supplier, or indirectly through third party service providers with which either Party may contract or a single AT&T- designated third party service provider with which each Party shall contract independently (“Provider”), to translate, forward and/or store such Data. If the Parties exchange Data directly, they agree to exchange it in accordance with the Telecommunications Industry Forum EDI Guidelines for use of American National Standards Institute (ANSI) Accredited Standards Committee X12 transaction sets, unless they mutually agree to a proprietary format or another standard such as Extensible Markup Language (XML).

b.     The following additional conditions apply to any such exchanges:

1.     Garbled Transmissions: If any Data is received in an unintelligible, electronically unreadable, or garbled form, the receiving Party shall promptly notify the originating Party (if identifiable from the received Data) in a reasonable manner. In the absence of such notice, the originating Party’s record of the contents of such Data shall control.

2.     Signatures: Each Party will incorporate into each EDI transmission an electronic identification consisting of symbol(s) or code(s) (“Signature”). Each Party agrees that any predetermined Signature of such Party included in or affixed to any EDI transmission shall be sufficient to verify such Party originated, “signed” and “executed” such transmission. No Party shall disclose to any unauthorized person the Signatures of the Parties hereto.

3.     Statute of Frauds: The Parties expressly agree that all Data transmitted pursuant to this Section shall be deemed to be a “writing” or “in writing” for purposes of Section 2-201 of the Uniform Commercial Code (“UCC”) or any other applicable law requiring that certain agreements be in writing and signed by the party to be bound thereby. Any such Data containing or having affixed to it a Signature shall be deemed for all purposes: (i) to have been “signed” and “executed”; and (ii) to constitute an “original” when printed from electronic files or records established and maintained in the normal course of business.

4.     Method of Exchange: Each Party shall be responsible for its own cost(s) to provide and maintain the equipment, software and services necessary to effectively and reliably transmit and receive Data, and the associated charge(s) of any Provider with which it contracts. Supplier shall be solely responsible for the cost of storing its information or Data on a Provider’s computer network, which may be retrieved by AT&T at no additional charge to AT&T by Supplier. Either Party may change a Provider upon thirty (30) days’ prior written notice to the other Party, except that if a single Provider for both Parties has been designated by AT&T, then AT&T may change the Provider upon thirty (30) days’ prior written notice to Supplier.

Proprietary and Confidential
This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

5.     Warranty of Data Integrity: Supplier represents and warrants that Data and/or information either transmitted to AT&T by Supplier or stored by Supplier on a Provider’s network for access by AT&T a) do not contain any Harmful Code or Vulnerability, and b) do not infringe or violate any third party’s copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy. Supplier further represents and warrants that all product and pricing information provided in its catalogues either stored on a Provider’s network or transmitted to AT&T by Supplier is current, accurate and complete. In the event more favorable prices or terms appear in Data transmitted to AT&T by Supplier than appear in Supplier’s current catalogue, AT&T will be entitled to the more favorable prices or terms contained in the Data.

4.5 Entry on AT&T Property

a.     If the performance of the Services provided hereunder requires Supplier’s entry upon property owned or controlled by AT&T, Supplier is hereby notified that AT&T-owned buildings constructed prior to 1981 contain asbestos containing materials (“ACM”) and/or presumed asbestos containing materials (“PACM”) and may also contain both natural and artificial conditions and activities involving risk of harm. AT&T has not inspected such property for the purposes of this Agreement and has not taken any efforts to discover or make safe dangerous conditions or activities for. the purpose of Supplier’s performance of Services.

b.     Supplier shall be responsible for inspecting the Services site for unsafe conditions and taking the necessary safety precautions for protection of Supplier, its employees, and agents and assuring a safe place for performance of the Services. As a material condition of this Agreement, Supplier, for itself and its employees and agents, assumes all risk of dangers associated with the property, including any potential asbestos exposure, and responsibility for OSHA notice requirements including:

1.     contacting the appropriate AT&T Project manager responsible for the property to determine the presence, location and quantity of ACM/PACM that Supplier’s employees may reasonably be expected to work in or adjacent to;

2.     informing Supplier’s employees of the presence, location and quantity of ACM/PACM present in the property that Supplier’s employees may reasonably be expected to work in or adjacent to and the precautions to be taken to ensure that airborne ACM/PACM is confined to the identified ACM/PACM area; and

3.     informing the appropriate AT&T Project manager and other employers of employees at the property, of the presence, location and quantity of any newly discovered ACM/PACM identified by Supplier within twenty-four (24) hours of discovery.

c.     Should Services require the drilling of vinyl asbestos containing floor tile, Supplier agrees that its employees and subcontractors performing such drilling shall use AT&T’s HD2 Procedure for Drilling Holes Through Vinyl Asbestos Floor Tile (“AT&T’s Procedure”) which has a Negative Exposure Assessment when drilling through such tile and that only employees and subcontractors who have received the training required to perform AT&T’s Procedure will perform such drilling.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

d.     Supplier hereby releases AT&T from any and all claims or causes of action in connection with the responsibilities hereby assumed by Supplier, and agrees to indemnify, hold harmless and defend, AT&T, its Affiliates and their agents and employees against any Loss arising therefrom in accordance with the Section entitled “Indemnify.”

e.     If in Supplier’s judgment, the Services, other than Services requiring the drilling of asbestos containing floor tile, should not proceed due to the presence of ACM/PACM, and/or any other unsafe condition, the correction of which may require changes or alterations in AT&T’s operations or property, Supplier shall notify the AT&T Project manager immediately, and shall suspend the Services until Supplier and AT&T agree on the corrections or alterations necessary for the safe performance of the Services.

4.6 Hazardous Material aid Regulated Substances

A “Regulated Substance” as referred to in this clause is a generic term used to describe all materials that are regulated by federal or any state or local government during transportation, handling and/or disposal. These include, but are not limited to, materials that are regulated as (i) “hazardous material” under the Hazardous Material Transportation Act and the Control of Radioactive Contamination of Environmental Law, Title 8 of the California Code of Regulation, Section 5194, and the Hazardous Substances Information and Training Act, (ii) “chemical hazards” under the Occupational Safety and Health Administration (OSHA) standards, (iii) “chemical substances and mixtures” under the Toxic Substances Control Act and “chemicals” on the Governor’s List known to the State of California to cause cancer, birth defects, and/or other reproductive harm, as that term is defined in the California Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), (iv) “pesticides” under the Federal Insecticide, Fungicide and Rodenticide Act, and (v) “hazardous waste” as defined or listed under the Resource Conservation and Recovery Act and the Hazardous Waste Control Law.

a.     Supplier shall comply with all applicable Laws, including any notice requirements, regarding any Material ordered hereunder which contains or consists of a Regulated Substance or any Service ordered hereunder which involves the use, handling, storage, recycling, disposal or transportation of Regulated Substances. Supplier shall notify AT&T and provide AT&T with all necessary information (including, but not limited to, OSHA Material Safety Data Sheets (“MSDS”)) at least thirty (30) days before shipping Material containing or consisting of Regulated Substances to AT&T or commencing the performance of Services for AT&T involving the handling or use of Regulated Substances. Each MSDS must include an attachment indicating the specific worker protection equipment requirement for use with the Regulated Substance covered thereby. If the MSDS covers a Regulated Substance that is a chemical defined by Proposition 65 and is submitted for Materials or materials provided to or used at a California facility, the MSDS should indicate that the chemical is one that is known to the state of California to cause cancer, birth defects or other reproductive harm. Supplier shall maintain and distribute such information upon request to AT&T and/of any other contractor at the same location.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

b.     Notwithstanding any other provision of this Agreement, AT&T shall have the right, but not the duty, to Terminate without Liability any Order for Material consisting of or containing a Regulated Substance or Service involving the use and handling of Regulated Substances within thirty (30) days after such notification from Supplier. Otherwise, AT&T and Supplier shall cooperate concerning the acceptance by AT&T of such Material and Services. Supplier shall mark all Material and/or materials as Regulated Substances, which are required by all applicable Laws to be so marked, and shall provide assistance to AT&T of an advisory nature in the handling and use of Regulated Substances provided hereunder and the disposal of “hazardous waste,” as defined by applicable Laws (“Hazardous Wastes”), resulting therefrom.

c.     Supplier shall provide AT&T with the same information pertaining to Regulated Substances in or used in the Material and Services it provides to AT&T or Hazardous Waste as Supplier provides to Supplier’s employees or agents involved in the disposition or treatment of such Regulated Substances.

d.     When performing Services at AT&T’s California facilities, Supplier shall, and shall require its subcontractors to, issue warnings in accordance with Proposition 65 for exposure to chemicals covered by Proposition 65 introduced by Supplier or its subcontractor to personnel at AT&T’s California facilities, the public and AT&T from the time Supplier and/or its subcontractor enter AT&T’s California facilities and/or commences performing Services through the completion of such performance. Supplier shall, and shall require its subcontractors to, warn AT&T of any exposure to chemicals covered by Proposition 65, which may continue after Supplier or its subcontractors have completed the performance of Services. Such warning may take the form of, but not be limited to, a MSDS for each such chemical.

e.     SUPPLIER IS HEREBY WARNED IN ACCORDANCE WITH PROPOSITION 65 THAT EXPOSURE TO CHEMICALS MAY OCCUR AT AT&T’S FACILITIES. SUPPLIER IS ALSO HEREBY WARNED THAT AT&T POLES MAY CONTAIN CERTAIN CHEMICALS KNOWN TO THE STATE OF CALIFORNIA TO CAUSE CANCER IN CERTAIN SITUATIONS. If requested, AT&T shall make available to Supplier, its subcontractors, and any of their employees, a MSDS for the chemicals covered by Proposition 65, if any, at AT&T’s facilities where Supplier is providing Services or in poles which will be handled by or sold to Supplier hereunder. Supplier shall issue appropriate warnings to inform and educate employees, agents, subcontractors, other invitees, and employees of any of them, entering AT&T’s facilities or handling poles hereunder, of the above information in accordance with applicable Laws.

f.      Supplier further agrees to defend, indemnify and hold AT&T harmless from and against any Liability sustained by AT&T because of Supplier’s noncompliance herewith.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

4.7 Independent Contractor

Supplier hereby represents and Warrants to AT&T that:

a.     Supplier is engaged in an independent business and will perform all obligations under this Agreement as an independent contractor and not as the agent or employee of AT&T;

b.     Supplier’s personnel performing Services shall be considered solely the employees of Supplier and not employees or agents of AT&T;

c.     Supplier has and retains the right to exercise full control of and supervision over the performance of the Services and full control over the employment, direction, assignment, compensation, and discharge of all personnel performing the Services;

d.     Supplier is solely responsible for all matters relating to compensation and benefits for all of Supplier’s personnel who perform Services. This responsibility includes (i) timely payment of compensation and benefits, including, but not limited to, overtime, medical, dental, and any other benefit, and (ii) all matters relating to compliance with all employer obligations to withhold employee taxes, pay employee and employer taxes, and file payroll tax returns and information returns under local, state and federal income tax laws, unemployment compensation insurance and state disability insurance tax laws, social security and Medicare tax laws, and all other payroll tax laws or similar laws with respect to all Supplier personnel providing Services;

e.     Supplier shall indemnify; hold harmless and defend AT&T from all Losses related to Supplier’s failure to comply with the immediately preceding paragraph in accordance with the Section entitled “Indemnity:”

4.8 Order Process

Requests for Work shall be handled in accordance with the order process described in Appendix J.

4.9 Parts and Supplies

Supplier shall procure all parts and supplies, unless exceptionally arranged otherwise, with AT&T’s Zone Manager. Supplier shall bill AT&T for reimbursement plus any agreed upon charges. AT&T has the option to participate in parts procurement contracts with parts vendors or to allow Supplier to perform this function with AT&T maintaining the right to review.

4.10 Responsibility for Fines or Other Penalties

Supplier shall pay all fines or other monetary penalties assessed against AT&T’s vehicles, whether by reason of the operation, parking or other handling or management of such vehicles by Supplier’s employees in the course of performing Services hereunder.

4.11 Security

a.     Physical

Supplier shall be responsible for safeguarding AT&T's property for Supplier's use. At the close of each work period, Supplier shall ensure that such property is made secure.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

b.     Key Control

Supplier shall establish and implement methods of ensuring that all keys issued to Supplier by AT&T are not lost or misplaced and are not used by unauthorized persons. No keys issued to Supplier by AT&T shall be duplicated without AT&T’s written consent. Supplier shall develop procedures for key control that will be included in Supplier’s quality control plan. Supplier shall report the occurrence of a lost or duplicated key to AT&T. It is Supplier’s responsibility to prohibit the use of keys issued to Supplier by any persons other than Supplier’s employees or AT&T’s employees engaged in the performance of Services hereunder. When AT&T replaces locks or obtains new keys due to insufficient key control by Supplier, all costs incurred by AT&T shall be deducted from payments due Supplier, or Supplier shall be billed separately. In the event a master key is lost or duplicated, AT&T shall replace all locks and keys for that system and Supplier shall be billed separately.

c.     Lock Combinations

Supplier shall establish and implement methods of ensuring that all lock combinations are not revealed to unauthorized persons.

4.12 Technical Support

Supplier will provide, at no additional cost to AT&T, full and complete technical assistance to AT&T for the Material and Services provisioned under this Agreement, including ongoing technical support and field Service and assistance, provision of technical bulletins and updated user manuals, and telephone assistance to assist with installation, operation, maintenance and problem resolution. The availability or performance of this technical support will not be construed as altering or affecting Supplier’s obligations as set forth in the Warranty Section or as provided elsewhere in this Agreement. Field Service and technical support, including emergency support (service affecting), will be provided on site twenty-four (24) hours a day. Supplier will provide to AT&T, and keep current, an escalation document that includes names, titles and telephone numbers, including after-hours telephone numbers, of Supplier personnel responsible for providing technical support to AT&T. Supplier will maintain a streamlined escalation process to speed resolution of reported problems.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, which may be in duplicate counterparts, each of which will be deemed to be an original instrument.

Bachman NGV, Inc. dba BAF Technologies		AT&T Services, Inc.

By:	/s/ John R. Bacon	By:	/s/ Patrick Ritter

Printed Name: John R. Bacon		Printed Name: Patrick Ritter

Title: President		Title: Sr. Contract Manager

Date:	2-21-08	Date:	2-22-08

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

Appendices

Appendix A - Description of Material, Services & Deliverables

Supplier shall provide the following Material and Services.

PRODUCT  Dedicated Natural Gas Ford E-350

BAF TECHNOLOGIES	Dedicated CNG E-350

BAF Technologies introduces our first medium-duty Ford product equipped with the BAF proprietary CalComp sequential fuel injection (SFI) system, the CNG E-350 5.4L; certified both CARB and EPA; fully OBD-II compliant.

This exceptionally clean Ford 5.4L E-350 meets CARB LEV-Il SULEV and EPA Tier-2 Bin-6.

System Overview
• Operates on dedicated Compressed Natural Gas.
• Controls the CNG system using the original PCM.
• System faults illuminate the “Check Engine” light.
• Diagnose using OEM scanner or generic scan tool.
• Order from your dealer with a CNG system option.
• OBD-II certified.

Contact:
[*****]
www.BAFtechnologies.com

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

*****    Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

PRODUCT  Dedicated Natural Gas Ford E-350

BAF TECHNOLOGIES	Specifications

General:
• E-350, 5.4L V-8 Engine
• Limited Warranty: 3-year or 36,000 miles
• CARB SULEV & EPA Tier 2 Bin 6 certified
• Sequential Fuel Injection (SFI)
• Standard fuel capacity = 20 GGE
• 3600-psi NGV II & FMVSS 304 certified tank package
• Meets all Federal and State Laws and Safety Requirements

ECU Inputs:
• RPM
• Camshaft
• Manifold Absolute Pressure (MAP)
• Fuel Rail Pressure (FRP)
• Fuel Rail Temperature (FRT)
• Intake Air Temperature (IAT)
• Oxygen Sensor – Bank 1 & Bank 2
• Throttle Position Sensor (TPS)

ECU Outputs:
• 8 Injector Drivers with Sequential Control
• OEM Fuel Gauge
• Malfunction Indicator Light (MIL)
• Fuel Rail Lock-off

System Pressure & CNG Injectors:
• 3600 psi Storage Pressure
• Regulator Pressure = 130 psi
• Bosch CNG Injectors
• Flow Rate = 2.3 g/sec @ 130 psi

Control Strategies:
• Closed-Loop Fuel Control
• Catalyst Protection Strategy
• Ignition Timing Optimized for Natural Gas
• Sequential Injection Timing Control
• Transient Fueling Control
Contact:	• Deceleration Fuel Cutoff
• OBD-II Diagnostics
[*****]

www.BAFtechnotogies.com

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

*****    Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Appendix B - Price(s)

Supplier shall provide the Material and Services, including any applicable deliverables, for the following:

Proposal for:	AT&T

Contact:	[*****] [*****]

Phone/Email:

End User:

Date:	February 11, 2008

Quotation Number:	08-16-E350-AT&T

Vehicle:	E350 Van, Extended length, Model #S34, 138” WB
Year:	2008
Engine:	5.4L
Wheelbase:	Standard, Ext Body
Quantity:	Twenty-five (25)
Configuration:	Dedicated CNG
Certification:	CARB and EPA
Fuel Capacity:	20 GGE
Fuel Tanks:	Type II

Price/Unit:	[*****]
Option:

F. O. B.:	Dallas

Estimated Production Start:	May 1, 2008 due to CNG tank arrival schedule availability
Quotation Validity:	April 30, 2008

Terms:	Balance due prior to shipping

Notes:	1. Dallas drop ship code [*****]
2. Estimated completion date [*****]

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

*****    Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

3. CNG System can be purchased as an option from the Ford Dealership with the purchase of the van
4. California Ford dealers and contact information:
[*****] Ford	[*****] Ford, Lincoln, M
[*****]	[*****]

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

*****    Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Appendix C - Specifications

AT&T’s Specifications and business requirements include:

GENERAL STATEMENT OF WORK,

Provide components and labor to upfit a Ford 8350 van with the BAF CalComp C NG System in accordance with the terms and conditions stated below.

Vehicle: Ford E350 Van, 5.4L Engine,2008 YM

OTY: [*****]

Configuration: Dedicated CNG

Certification: EPA and CARB SULEV

Fuel Capacity: 20 GGE

Tanks will be Type II, hoop wrapped steel, located in the vehicle under carriage area. Two tanks are located between the frame rails behind the Rear axle and I tank located inside the driver side frame rail forward the rear axle (see specification attached).

Component Detail:

Fuel system and Electronics, Fuel Storage, High Pressure Fittings and Hoses, Misc. Brackets and Hardware, Labor

Price: [*****] each

FOB: Dallas

Drop Ship Code: 52C013 (Westway Ford)

Terms: As stated in Agreement

Completion Time: Vehicles delivered by May 1, 2008 will be completed NLT June 30, 2008

Tech Support: Monday - Friday normal business hours, additional times if scheduled in advance

Warranty:  [*****]

AT&T and vendor will address any reporting and tracking requirements.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

*****    Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Appendix G - Prime Supplier MBE/WBE/DVBE Participation Plan

PRIME SUPPLIER MBE/WBE/DVBE PARTICIPATION PLAN

YEAR REPORTING:                      2008

	PRIME SUPPLIER NAME:	BAF Technologies
	ADDRESS:	2415 Beatrice Street
		Dallas, TX 75208
	COMPANY E-MAIL:	www.BAFtechnolgies.com;
	TELEPHONE NUMBER:	214.231.1450

	DESCRIBE GOODS OR SERVICES BEING PROVIDED UNDER THIS AGREEMENT:
	Provide components and labor to up fit vehicles with a system to run on compressed natural gas (CNG).

	DESCRIBE YOUR M/WBE-DVBE OR SUPPLIER DIVERSITY PROGRAM AND THE PERSONNEL DEDICATED TO THAT PROGRAM

	Small company with no dedicated program or personnel.

	THE FOLLOWING, TOGETHER WITH ANY ATTACHMENTS IS SUBMITTED AS AN MBE/WBE/DVBE PARTICIPATION PLAN.

1.	GOALS
	A. WHAT ARE YOUR MBE/WBE/DVBE PARTICIPATION GOALS?

	MINORITY BUSINESS ENTERPRISES (MBEs)	2%

	WOMAN BUSINESS ENTERPRISES (WBEs)	0

	DISABLED VETERAN BUSINESS ENTERPRISES (DVBEs)	0

	B. WHAT IS THE ESTIMATED ANNUAL VALUE OF THIS CONTRACT WITH:

		Midwest Region:
		(Wisconsin, Illinois, Indiana, Ohio, Michigan)
		AT&T (NV)
		AT&T (CA)
		East Region: (Connecticut)

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

	Southwest Region:
	(Texas, Oklahoma, Kansas, Missouri, Arkansas)
	AT&T Yellow Pages
	AT&T Advanced Solutions
	AT&T National Data Operations
	AT&T Long Distance
	AT&T Telecom
	AT&T Internet Services
	AT&T MSI
	AT&T Services	[*****]
	AT&T Operations
	Other

	Note: Indicate dollar award(s) as it applies to this contract.

	C. WHAT ARE THE DOLLAR AMOUNTS OF YOUR PROJECTED MBE/WBE/DVBE PURCHASES:

	MINORITY BUSINESS ENTERPRISES (MBEs)	0

	WOMAN BUSINESS ENTERPRISES (WBEs)	0

	DISABLED VETERAN BUSINESS ENTERPRISES (DVBEs)	0

2.	LIST THE PRINCIPAL GOODS AND SERVICES TO BE SUBCONTRACTED TO MBE/WBE/DVBEs OR DELIVERED THROUGH MBE/WBE/DVBE VALUE ADDED RESELLERS

	None identified at this time. 2% goal identified is a stretch goal. This commodity has limited, (if any), supplier diversity opportunities.

	DETAILED PLAN FOR USE OF M/WBEs-DVBEs AS SUBCONTRACTORS, DISTRIBUTORS, VALUE ADDED RESELLERS

	For every product and service you intend to use, provide the following information. (attach additional sheets if necessary)

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

*****    Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

	Classification	Products/Services to
Company Name	(MBE/WBE/DVBE)	be provided	$ Value	Date to Begin

3.     SELLER AGREES THAT IT WILL MAINTAIN ALL NECESSARY DOCUMENTS AND RECORDS TO SUPPORT ITS EFFORTS TO ACHIEVE ITS MBE/WBE/DVBE PARTICIPATION GOAL(S). SELLER ALSO ACKNOWLEDGES THE FACT THAT IT IS RESPONSIBLE FOR IDENTIFYING, SOLICITING AND QUALIFYING MBE/WBE/DVBE SUBCONTRACTORS, DISTRIBUTORS AND VALUE ADDED RESELLERS.

4.     THE FOLLOWING INDIVIDUAL, ACTING IN THE CAPACITY OF MBE/WBE/DVBE COORDINATOR FOR SELLER, WILL:

ADMINISTER THE MBE/WBE/DVBE PARTICIPATION PLAN,

SUBMIT SUMMARY REPORTS, AND

COOPERATE IN ANY STUDIES OR SURVEYS AS MAY BE REQUIRED IN ORDER TO

DETERMINE THE EXTENT OF COMPLIANCE BY THE SELLER WITH THE

PARTICIPATION PLAN.

NAME:	[*****]
TITLE:	[*****]
TELEPHONE NUMBER:	[*****]
AUTHORIZED SIGNATURE:
DATE:

Submit your annual plan to sbcsd@att.com

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

*****    Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

AT&T Recognized Certification Agencies

January 4, 2006

In order to standardize requirements and insure a uniform quality for certification as a minority, woman or disabled veteran owned business and to create greater efficiency in the verification and access to certifications, AT&T will accept certifications from the certification agencies specified below:

For suppliers serving AT&T West (CA and NV):

CPUC Clearinghouse - applies to all AT&T companies Northern California Office:
1670 Pine Street
San Francisco, Ca 94108

Type of certification:	Minority and Women owned business certifications

Supplier Processing Fee:	No fee to vendor

Validation Period:	Valid for 3 years. (Vendors certified by other clearinghouse - approved agencies, such as the NMSDC will have a shortened Comparable Agency Verification filing process)

Telephones:	• Northern California – 800-359-7998

Web Address:	http://www.cpuc.ca.gov

Office of Small Business Certification and Resources (OSBCR)

Office Address:
707 3rd Street, First Floor, Room 400
West Sacramento, CA 95605
Mailing Address:
P.O. Box 989052
West Sacramento, CA 95798-9052

Type of certification:	Disabled Veteran Business Certification -ONLY for California businesses.

Supplier Processing Fee:	No fee to vendor

Validation Period:	Up to 3 years

Telephone:	916-322-5060; 1-800-559-5529

Web Address:	http://www.osmb.dgs.ca.gov

Association for Service Disabled Veterans (ASDV) P.O. Box 20312 Stanford, CA 94309

Type of certification:	Disabled veteran business certifications for businesses located OUTSIDE of California

Supplier Processing Fee:	$138, site visit, if required, would have additional cost

Validation Period:	Valid for 1 year

Telephone:	650-949-3751

Web Address:	http://www.asdv.org/home_body.htm

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

For suppliers serving other AT&T affiliates:

CPUC Clearinghouse - applies to all AT&T companies Northern California Office:
1670 Pine Street
San Francisco, Ca 94108

Type of certification:	Minority and Women owned business certifications

Supplier Processing Fee:	No fee to vendor

Validation Period:	Valid for 3 years. (Vendors certified by other clearinghouse - approved agencies, such as the NMSDC will have a shortened Comparable Agency Verification filing process)

Telephone:	• Northern California – 800-359-7998

Web Address:	http://www.cpuc.ca.gov

National Minority Supplier Development Council (NMSDC) , and all of its affiliated regional councils 1040 Avenue of Americas, 2nd Floor New York, NY 10018

Type of certification:	Minority-owned business certifications-regional/national

Supplier Processing Fee:	Fee to vendor

Validation Period:	Valid for 1 year

Telephone:	212-944-2430

Web Address:	http://www.nmsdcus.org

Women’s Business Enterprise National Council (WBENC) and all of its partner organizations 1120 Connecticut Avenue NW, Suite 950 Washington, D.C. 20036

Type of certification:	Women-owned business certifications

Supplier Processing Fee:	Fee to vendor

Validation Period:	Valid for 1 year

Telephone:	202-872-5515

Web Address:	http://www.wbenc.org

Association for Service Disable Veterans (ASDV) PO Box 20312 Stanford, CA 94309

Type of certification:	Disabled veteran business certifications

Supplier Processing Fee:	$138, site visit, if required, would have additional cost

Validation Period:	Valid for 1 year

Telephone:	650-949-3751

Web Address:	http://www.asdv.org

Cherokee Nation Commerce PO Box 948 Tahlequah, OK 74465

Type of certification:	Minority owned business certification

Supplier Processing Fee:	Processing fee for granted certifications

Validation Period:	Valid for 1 year

Telephone:	Within Oklahoma: 800-256-0671 Outside Oklahoma: 918-456-0671

Web Address:	http://www.cherokee.org/services/commerce

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

Other AT&T-recognized certification agencies:

City of Chicago Office of Compliance and Certification City Hall - Room 403 121 North LaSalle Street Chicago, IL 60602-1284:

Type of certification:	Minority and Women-Owned Businesses

Supplier Processing Fee:	Not Available

Validation Period:	Not Available

Telephone:	312-744-0835

Web Address:	http://www.cityofchicago.org

State of Illinois Department of Central Management Services Business Enterprise Program 100 West Randolph, Suite 4-400 Chicago, IL 60601

Type of certification:	Woman, minority and handicap business certifications

Supplier Processing Fee:	None

Validation Period:	Valid for 2 Years

Telephone:	312-814-4190

Web Address:	http://www.purchase.state.il.us

Texas Department of Small & Minority Business Resources (DSMBR) Office Address: 4100 Ed Bluestein Blvd. Austin, TX 78721-2350 Mailing Address: P. O. Box 1088 Austin, TX 78767

Type of certification:	Minority and Women-owned business certifications

Supplier Processing Fee:	No Fee to vendor

Validation Period:	Valid for 1 year

Telephone:	512-974-7600

Web Address:	http://www.cityofaustin.org/smbr

North Central Texas Regional Certification Agency (NCTRCA) 624 Six Flags Drive, #216 Arlington, TX 76011

Type of certification:	Minority and Women-owned business certifications

Supplier Processing Fee:	No fee to vendor

Validation Period:	Valid for 3 years, renewable annually

Telephone:	817-640-0606

Web Address:	http://www.ntcrca.org

South Central Texas Regional Certification Agency (SCTRCA) 301 South Frio, Suite 310 San Antonio, TX 78207

Type of certification:	Disadvantaged, Minority and Women-owned business certifications

Supplier Processing Fee:	No fee to vendor

Validation Period:	Valid for 3 years

Telephone:	210-227-4722

Web Address	http://www.sctrca.org

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

Texas Building and Procurement Commission, Historically Underutilized Business (HUB)

Office Address:

1711 San Jacinto

Austin, TX 78701

Mailing Address:

P. O. Box 13047

Austin, TX 78711-3047

Type of certification:	Minority and Women-owned business certifications

Supplier Processing Fee:	Fee to vendor

Validation Period:	Valid for 2 years

Telephone:	512-463-6363

Web Address:	http://www.tbpc.tx.us

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

Appendix H - MBE/WBE/DVBE Results Report

M/WBE-DVBE QUARTERLY RESULTS REPORT

FOR THE FOLLOWING AT&T AFFILIATE:

Note: Subcontracting Results should reflect ONLY M/WBE-DVBE dollars directly traceable to sales DURING the QUARTER.

Results must be reported individually for each AT&T subsidiary.

THIS SUMMARY REPORT SHOULD BE E-MAILED TO:  [*****]

1. REPORTING COMPANY:	2. CONTRACT/ WORK ORDER NUMBER:	3. REPORT QUARTER:
Company Name:		This report reflects the utilization of Minority Business Enterprise/ Woman Business Enterprise/Disabled Veterans Enterprise participation for period
Address:
City, State, Zip:

Proprietary and Confidential
This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

*****             Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Contact Name:	(If available)
Title:		(Please indicate dates)
E-mail:
Date:
Telephone:

Signature:

PARTICIPATION GOAL				PARTICIPATION ACHIEVEMENT

4.				5.	Actual for Quarter

					MBE	WBE
Annual Goal

Percent of Total Sales	MBE	WBE	DVBE	Dollars paid by Prime Supplier to Subcontractors

Total Dollars Paid to Prime Supplier by AT&T

				% of total AT&T $ Paid by Prime Supplier to Subcontractors	#DIV/0!	#DIV/0!

AT&T - SUBCONTRACTING RESULTS

6. M/WBE-DVBE SUBCONTRACTOR(S)	Ethnic/Gender:

Name:
Address:.
City, State, Zip:	Certifying Agency:
Telephone:	select from the drop down menu to see a the list of AT&T recognized agencies
Goods or Services:
If other please specify:

To add additional subcontractors, copy the entire light gray area and paste directly below this line.

Proprietary and Confidential
This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

Appendix J - Order/Statement of Services

Order/Statement of Services

Any repair to AT&T’s Fleet Vehicles that results in costs greater than [*****] must have a Order generated prior to repair work being performed. The following sequence of events MUST transpire to generate a Order and provide prompt payment to Supplier, for Services performed under this Agreement:

1.               Fleet Central will notify Supplier of the need for a vehicle repair and provide Supplier with a Order Number at the same time. Notification may be in writing, orally, electronically (e-mail), facsimile or by granting AT&T access to Supplier’s Internet site. AT&T’s Authorized Driver may also contact Supplier of the need for a vehicle repair or bring the vehicle directly into Supplier’s shop. If the Authorized Drive has not already contacted Fleet Central to open a Order, it is Supplier’s responsibility to do so before initiating work.

2.               Supplier will be asked by Fleet Central to provide an accurate estimate of the needed repairs and expected costs after assessing the vehicle. When providing this information, Supplier MUST itemize and separate all costs between parts, labor and Task Code. Supplier’s estimate may be approved at that time by Fleet Central or AT&T’s Zone Manager may notify Supplier of approval. Fleet Central will require Supplier to provide a completion date.

3.               If additional work is identified while Supplier is in the process of repairing the vehicle, Supplier must contact Fleet Central to update the approved estimate. No additional work is to be performed without obtaining approval.

4.               Overtime shall not be invoiced unless it is authorized in advance by AT&T’s Zone Manager. In addition, the Zone Manager must authorize in advance, any expenses not covered in this Agreement. All rates changes must be made by a written Amendment to the Agreement.

5.               When ALL work is completed, Supplier is required to close the applicable Order by notifying Fleet Central of the completion, including providing detailed information regarding parts and labor charges for each task performed. It is Supplier’s responsibility to have this information itemized for Fleet Central in order to expedite the bill payment process.

6.               Supplier is required to forward paper invoices for documentation and backup purposes to:

[*****]

7.               AT&T reserves the right before making any payment, to require proofs that all parties furnishing labor and/or materials in connection with the Services have been paid.

Proprietary and Confidential
This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

*****    Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

8.               Any repair to AT&T’s Fleet Vehicles that costs less than [*****], or Miscellaneous non-vehicle related charges, or repair work that is considered “authorized” at the time Supplier receives a Schedule of Services Requested, (e.g., car washes and preventive maintenance requests), must be invoiced by Supplier according to the procedures described in this section.

a.               Each separate job when complete shall be confirmed by a separate invoice that shows the invoice number, invoice date, odometer reading, vehicle number, Task Code if applicable, itemized list of work performed, and the charges of labor and parts at the rates provided in the effective Appendix B.

b.              Supplier shall submit an itemized statement showing each invoice date and number according to pre-established billing dates.

c.               Overtime shall not be invoiced unless it is authorized in advance by AT&T’s Zone Manager. In addition, Zone Manager must authorize in advance, any expenses not covered in Appendix B. All rate changes must be made by a written Amendment to the Agreement.

9.               AT&T reserves the right before making any payment, to require proofs that all parties furnishing labor and/or materials in connection with the Services have been paid.

Proprietary and Confidential
This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

*****             Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Appendix O - Task Codes

00	MISCELLANEOUS REPAIR GROUP	REPAIR GROUP
001-100	PARTS PURCHASE—TASK GENERIC FOR AUTOMATED PROCESSING ONLY	REPAIR TASK
002-100	FUEL	REPAIR TASK
005-100	LICENSE	REPAIR TASK
009-100	TASK CODE FOR VEHICLE RENTAL CHARGES—PB ONLY AS OF 8-2-99	REPAIR TASK

REPAIR
01	FRONT AXLE REPAIR GROUP	GROUP
010-100	DIAGNOSTICS - FRONT AXLE	REPAIR TASK
011-100	ALIGNMENT - ALL TYPES	REPAIR TASK
011-201	WHEELS/HUBCAPS- ALL TYPES R/R/R	REPAIR TASK
012-100	AXLES NON-DRIVE	REPAIR TASK
012-101	COIL SPRING SYSTEM R/R/R	REPAIR TASK
012-102	LEAF SPRING SYSTEM R/R/R	REPAIR TASK
012-110	HUB ASSY BRNG/SEAL&REPK R/R/R	REPAIR TASK
012-200	FRONT DIFFERENTIAL SYSTEM R/R/R	REPAIR TASK
013-101	TORSION/STABILIZER/SWAY BAR R/R/R	REPAIR TASK
013-102	KING PIN/BALL JOINTS R/R/R	REPAIR TASK
013-103	TIE RODS/DRAG LINKS/IDLER/RADIUS/PITMAN ARMS R/R/R AND LUBE	REPAIR TASK
013-104	SHOCKS/STRUTS R/R/R	REPAIR TASK
014-100	MANUAL STEERING SYSTEM R/R/R	REPAIR TASK

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

015-100	POWER STEERING SYSTEM R/R/R	REPAIR TASK
015-200	STEERING WHEEL/COLUMN R/R/R	REPAIR TASK

REPAIR
02	REAR AXLE REPAIR GROUP	GROUP
020-100	DIAGNOSTICS - REAR AXLE	REPAIR TASK
021-100	REAR SUSPENSION SYSTEM R/R/R	REPAIR TASK
021-101	AXLES R/R/R	REPAIR TASK
021-102	HUB ASSY BRNG/SEAL&REPK R/R/R	REPAIR TASK
021-106	WHEELS/HUB CAPS- ALL TYPES R/R/R	REPAIR TASK
022-100	REAR DIFFERENTIAL SYSTEM R/R/R	REPAIR TASK
023-101	COIL SPRINGS R/R/R	REPAIR TASK
023-102	LEAF SPRINGS R/R/R	REPAIR TASK
023-104	TORSION/STABILIZER/SWAY BAR R/R/R	REPAIR TASK
023-200	SHOCKS/STRUTS R/R/R	REPAIR TASK

REPAIR
03	BRAKES REPAIR GROUP	GROUP
030-100	DIAGNOSTICS - BRAKES	REPAIR TASK
031-100	BRAKE JOB/FRONT	REPAIR TASK
031-200	BRAKE JOB/REAR	REPAIR TASK
031-300	BRAKES ADJUST	REPAIR TASK
032-100	ROTORS R/R/R TURN INCLUDED	REPAIR TASK

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

032-101	DRUMS R/R/R TURN INCLUDED	REPAIR TASK
033-100	PARKING BRAKE SYSTEM	REPAIR TASK
034-100	HYDRAULIC SYSTEMS-CALIPERS/WHEEL CYLS/HOSES/LINES/BOOSTERS	REPAIR TASK
035-100	AIR BRAKE SYSTEMS	REPAIR TASK
036-100	ANTI-LOC BRAKE SYSTEMS-CONTROL MODULE INCLUDED	REPAIR TASK

REPAIR
04	DRIVE LINE REPAIR GROUP	GROUP
040-100	DIAGNOSTICS - DRIVE LINE	REPAIR TASK
041-100	CLUTCH SYSTEM R/R/R-PILOT/TOB/CLUTCH FORK/FLYWHEEL/RINGGEAR	REPAIR TASK
041-110	CLUTCH ADJUST	REPAIR TASK
042-100	MANUAL TRANSMISSION SYSTEM	REPAIR TASK
043-100	AUTOMATIC TRANSMISSION SYSTEM-TORQUE CONVERTOR/RING GEAR	REPAIR TASK
044-100	DRIVE SHAFT SYSTEM R/R/R-CARRIER BEARING	REPAIR TASK
044-101	U-JOINTS	REPAIR TASK
044-102	CV JOINTS-BOOTS	REPAIR TASK
045-100	TRANSFER CASE SYSTEM	REPAIR TASK

REPAIR
05	ELECTRICAL REPAIR GROUP VEHICLE ONLY	GROUP
050-100	ELECTRICAL SYSTEM DIAGNOSE	REPAIR TASK
051-101	LIGHTS FRONT	REPAIR TASK
051-102	LIGHTS REAR	REPAIR TASK
051-103	LIGHTS OTHER	REPAIR TASK

Proprietary and Confidential
This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

051-200	SPEEDOMETER SYSTEM	REPAIR TASK
051-300	ACCESSORIES-RADIOS/ALARMS R/R/R	REPAIR TASK
051-401	GAUGES/INSTRUMENTS R/R/R	REPAIR TASK
051-500	HEADLIGHT SWITCH	REPAIR TASK
051-501	BREAK LIGHT SWITCH	REPAIR TASK
051-502	IGNITION SWITCH	REPAIR TASK
051-503	TURN SIGNAL SWITCH	REPAIR TASK
051-504	OTHER INTERIOR SWITCHES	REPAIR TASK
052-100	WIRING SYSTEM D/R/R	REPAIR TASK
053-100	STARTER SYSTEM R/R/R	REPAIR TASK
054-100	ALTERNATOR SYSTEM R/R/R	REPAIR TASK
055-100	BATTERY REPLACE	REPAIR TASK
055-101	BATTERY SERVICE	REPAIR TASK

REPAIR
06	ENGINE REPAIR GROUP	GROUP
060-100	DIAGNOSTICS - ENGINE	REPAIR TASK
061-100	IGNITION SYSTEM D/R/R-COILS/DISTRIBUTER	REPAIR TASK
061-101	IGNITION SYSTEM TUNE UP 4 CYLINDER	REPAIR TASK
061-102	IGNITION SYSTEM TUNE UP 6 CYLINDER	REPAIR TASK
061-103	IGNITION SYSTEM TUNE UP 8 CYLINDER	REPAIR TASK
061-200	COMPUTER SYSTEMS R/R/R	REPAIR TASK

Proprietary and Confidential
This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

062-100	COOLING SYSTEM R/R/R-TEMP SENDING UNITS	REPAIR TASK
062-110	BELTS R/R/R	REPAIR TASK
062-120	HOSES R/R/R	REPAIR TASK
062-130	WATER PUMPS R/R/R	REPAIR TASK
062-140	RADIATORS R/R/R	REPAIR TASK
063-100	ENGINE SYSTEMS/MINOR-MOTOR MOUNTS ETC.	REPAIR TASK
063-110	OIL LEAKS REPAIR-V/C GASKETS/O-RINGS	REPAIR TASK
064-100	ENGINE SYSTEMS/MAJOR-TIMING CHAINS/BELTS/VALVE JOBS	REPAIR TASK
065-100	ENGINES R/R/R-REPLACEMENTS	REPAIR TASK
066-100	LUBE NON PM RELATED	REPAIR TASK
066-200	LUBE R/R/R-OIL FILTER	REPAIR TASK

REPAIR
07	FUEL/EXHAUST REPAIR GROUP	GROUP
070-100	DIAGNOSTICS - FUEL/EXHAUST	REPAIR TASK
071-100	FUEL SYSTEM/CARBURETOR/ACCELERATOR	REPAIR TASK
071-200	FUEL SYSTEM/INJECTION/ACCELERATOR/THROTTLE BODY/INJECTORS	REPAIR TASK
071-300	INTAKE SYSTEMS R/R/R-AIRCLEANER/FILTER	REPAIR TASK
072-100	FUEL TANK SYSTEM R/R/R-GAS CAPS/SENDING UNITS	REPAIR TASK
072-110	FUEL FILTERS	REPAIR TASK
072-200	FUEL PUMP SYSTEM R/R/R	REPAIR TASK
073-100	EXHAUST SYSTEM R/R/R	REPAIR TASK

Proprietary and Confidential
This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

074-100	EMISSION SYSTEM R/R/R-TPS/VACUUM HOSES/CAT CONV/EGR/SENSORS	REPAIR TASK

REPAIR
08	BODY AND INTERIOR REPAIR GROUP	GROUP
080-100	DIAGNOSTICS - BODY/INTERIOR	REPAIR TASK
081-100	BODY SYSTEM/INTERIOR RELATED ITEMS-REARVIEW MIRROR/HANDLES	REPAIR TASK
081-111	SPECIAL PROJECT CODE FOR IMPORTS (FIELD DO NOT USE)	REPAIR TASK
081-200	BODY SYSTEM/EXTERIOR RELATED ITEMS-WIPER BLADES/MIRRORS ETC.	REPAIR TASK
081-300	GLASS REPLACEMENT	REPAIR TASK
081-310	GLASS REPAIR	REPAIR TASK
081-400	BODY REPAIRS NON-ACCIDENT I.E. CORROSION-RUST REPAIR/PAINT	REPAIR TASK
081-410	BODY REPAIRS ACCIDENT	REPAIR TASK
081-420	BODY REPAIRS VANDALISM	REPAIR TASK
081-430	BODY REPAIRS NATURAL DISASTER	REPAIR TASK
082-100	FRAME SYSTEM R/R/R	REPAIR TASK
084-100	AIR CONDITION SYSTEM R/R/R	REPAIR TASK
084-200	HEATER SYSTEM R/R/R	REPAIR TASK
085-100	TOWING SYSTEMS-TRAILER HITCH/PINTLE HOOK	REPAIR TASK
085-200	UTILITY BODY REPAIRS NON-ACCIDENT	REPAIR TASK
086-100	WASH/APPEARANCE NON-USER REQUEST	REPAIR TASK
087-100	SALVAGE ACTIVITIES/READY FOR AUCTION	REPAIR TASK

Proprietary and Confidential
This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

09	ASSOCIATED EQUIPMENT REPAIR GROUP-I.E. BUCKET TRUCKS/DIGGERS	REPAIR GROUP
SERIES: 22,30,42,60,70,80
090-100	DIAGNOSTICS - ASSOCIATED EQUI	REPAIR TASK
091-100	ASSOCIATED EQUIPMENT/MECHANICAL SYSTEMS	REPAIR TASK
092-100	ASSOCIATED EQUIPMENT/ELECTRICAL SYSTEMS	REPAIR TASK
093-100	ASSOCIATED EQUIPMENT/HYDRAULIC SYSTEMS	REPAIR TASK
093-101	HYDRAULIC VALVES R/R/R	REPAIR TASK
093-102	HYDRAULIC PUMPS R/R/R	REPAIR TASK
093-103	HYDRAULIC CYLINDERS R/R/R	REPAIR TASK
093-104	HYDRAULIC HOSES R/R/R	REPAIR TASK
094-100	ASSOCIATED EQUIPMENT/BODY SYSTEMS	REPAIR TASK
094-200	PTO SYSTEMS R/R/R-POWER DRIVE	REPAIR TASK
095-100	AE POWER SYSTEMS/GENERATORS—I.E.ONANS	REPAIR TASK
095-110	AE POWER SYSTEMS/INVERTORS	REPAIR TASK

10	TIRE GROUP	REPAIR GROUP
100-100	100-100 TIRE PUCHASE ONLY	REPAIR TASK
100-110	TIRE SERVICE/FLAT REPAIR - POSITION UNKNOWN	REPAIR TASK
100-111	TIRE SERVICE/FLAT REPAIR -LEFT FRONT TIRE	REPAIR TASK
100-112	TIRE SERVICE/FLAT REPAIR -RIGHT FRONT TIRE	REPAIR TASK
100-113	TIRE SERVICE/FLAT REPAIR -LEFT REAR TIRE	REPAIR TASK
100-114	TIRE SERVICE/FLAT REPAIR -RIGHT REAR TIRE	REPAIR TASK

Proprietary and Confidential
This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

100-200	100-200 MOUNT/BALANCE/CHAINS/ROTATE - POSITION UNKNOWN	REPAIR TASK
100-201	MOUNT/BALANCE/CHAINS/ROTATE - LEFT FRONT TIRE	REPAIR TASK
100-202	MOUNT/BALANCE/CHAINS/ROTATE - RIGHT FRONT TIRE	REPAIR TASK
100-203	MOUNT/BALANCE/CHAINS/ROTATE - LEFT REAR TIRE	REPAIR TASK
100-204	MOUNT/BALANCE/CHAINS/ROTATE - RIGHT REAR TIRE	REPAIR TASK
101-100	DIAGNOSTICS - TIRES	REPAIR TASK

16	TOWING GROUP	REPAIR GROUP
160-100	TOWING/BREAKDOWN	REPAIR TASK
160-200	ROAD SERVICE/BREAKDOWN/JUMP STARTS	REPAIR TASK
160-300	VEHICLE DELIVERY/TRAVEL TIME TO/FROM REPAIR ACTIVITY	REPAIR TASK

REMEMBER!! YOU MUST HAVE ALL 2XX-XXX TASK CODES ON SEPARATE
WORK ORDERS. THEY CAN NOT BE COMBINED WITH REGULAR TASK CODES

20	USER EQUIPMENT REPAIR GROUP (AUXILIARY)- TRAILERS/GENERATORS	REPAIR GROUP
SERIES: 10,11,12,13,20,21,40,49,82,90,91,92,93, AND TRAILERS SERIES:51,52,53,55,56
200-010	TRAILER FRONT AXLE	REPAIR TASK
200-020	TRAILER REAR AXLE	REPAIR TASK
200-030	TRAILER BRAKES REPAIR GROUP	REPAIR TASK
200-040	TRAILER DRIVE LINE REPAIR GROUP	REPAIR TASK
200-050	TRAILER ELECTRICAL REPAIR GROUP	REPAIR TASK

Proprietary and Confidential
This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

200-051	TRAILER LIGHTS	REPAIR TASK
200-060	TRAILER ENGINE REPAIR GROUP	REPAIR TASK
200-070	TRAILER FUEL/EXHAUST REPAIR GROUP	REPAIR TASK
200-080	TRAILER BODY REPAIR GROUP	REPAIR TASK
200-090	TRAILER SPECIAL EQUIPMENT	REPAIR TASK
200-100	TRAILER TIRES	REPAIR TASK
200-160	TRAILER MOVEMENT	REPAIR TASK
200-200	FORKLIFT REPAIRS	REPAIR TASK
200-300	USER TOOL REPAIRS	REPAIR TASK
200-400	GENERATOR MOVEMENT FROM TRUCK TO TRUCK	REPAIR TASK
200-410	TRUCK MOUNTED GENERATOR R/R/R-GFI—NON-TOWER	REPAIR TASK
200-420	TRUCK MOUNTED INVERTOR R/R/R-GFI—NON-TOWER	REPAIR TASK
200-500	SPECIAL EQUIPMENT	REPAIR TASK
201-100	DIAGNOSTICS - AUXILIARY EQUIP	REPAIR TASK

21	NON-SPEC MODS/ADDS/CBTS - COMPLETE LIST ON FLEET WEB SITE	REPAIR GROUP
210-100	NON-SPEC MODIFICATIONS/ADDITIONS—USER—KEYS	REPAIR TASK
PURCHASE ONLY OF POST-DELIVERY ACCESSORIES/MODIFICATIONS

ACCIDENTS - ADJUSTER EXPENSES
ALARMS
BED LINERS
BOXES - SPECIAL TYPES

Proprietary and Confidential
This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

BUG SHIELDS
BUMPERS, NON-STANDARD
CELLULAR PHONES
COMPUTERS
CONE HOLDERS
CONSOLE MOUNTS FOR DATA STAR EQUIPMENT
CONSOLES
DASH FANS
DETAILING
DRY RUNS - PICK UP WHEN VEHICLE NOT THERE
EQUIPMENT MOVED FROM ONE VEH TO ANOTHER - CLIENT INTIATED
FIRE EXTINGUISHERS
FLOORMATS
GAS - TRIP CHARGE FOR RUNNING OUT
GAS CAPS REPLACED DUE TO LOSS
JUMPER CABLES
KEYS - EXTRA SET
LADDER RACKS
LIGHT BOARDS
MIRRORS
MOVEMENT OF VEHICLE - CLIENT INITIATED
OUTLET - 12-VOLT - ADDITIONAL
RADIOS OR CB RADIOS
RAIN GUARDS OR RAIN GUTTERS
REEL LOADERS
RUNNING BOARDS
SALVAGE BASKETS
SEAT CUSHIONS
SPOTLIGHTS - NEW
STEPS
STEREOS
STORAGE CONTAINERS/COMPARTMENTS
STROBELIGHTS - NEW
TIE DOWNS
TIRE CHAINS OR STUDDED TIRES
TOLLBOXES
TONEAU COVERS
VENT VISORS
WINCH OUTS - Stuck in mud, snow, etc

Proprietary and Confidential
This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

WINCHES - FRONT BUMPER

22	USER SYSTEMS CBTS	REPAIR GROUP
221-100	GPS BATTERY ISSUES:	REPAIR TASK
Example: battery dead because of GPS...Vehicle won’t start because of GPS... wiring problems due to GPS...
221-200	IFD NEW INSTALL/ DEINSTALL/REINSTALL	REPAIR TASK
221-300	IFD REPAIRS	REPAIR TASK

PM AND INSPECTION CODES
A	LUBE OIL FILTER (LOF)	PM SERVICE
B	PM SERVICE MINOR	PM SERVICE
C	PM SERVICE MAJOR	PM SERVICE
F	TRANSMISSION SERVICE	INSPECTION
G	COOLING SYSTEM SERVICE	INSPECTION
I	MISC. INSPECTIONS THAT DO NOT MEET PM CRITERIA	INSPECTION
J	PM SERVICE ASSOCIATED EQUIPMENT MONTHLY	INSPECTION
K	PM SERVICE ASSOCIATED EQUIPMENT QUARTERLY- SERIES;22,30,42,60,70, 80,/AERIAL/DIGGER/WINCH/DERRICK/HYDRAULICS	INSPECTION
L	PM SERVICE ASSOCIATED EQUIPMENT SEMI-ANNUAL- SERIES:22,30,42,60,70, 80,-AERIAL/DIGGER/WINCH/DERRICK/HYDRAULICS	INSPECTION
M	PM SERVICE ASSOCIATED EQUIPMENT ANNUAL- SERIES:22,30,42,60,70,80 AERIAL/DIGGER/WINCH/DERRICK/HYDRAULICS	INSPECTION
N	PM SERVICE AUXILIARY ENGINE - NON-TOWER UNITS I.E. VANS/PU-SERIES: 10,11,12,13,20,21,40,49,82,90,91,92,93,ie VANS/PU	INSPECTION
O	PM SERVICE TRAILERS SERIES: 52,56	PM SERVICE
P	PM SERVICE SPECIAL EQUIPMENT SERIES: 51,53,55,	PM SERVICE
Q	PM SERVICE AUXILIARY ENGINE- TOWER UNITS ONLY	INSPECTION
V	VOITH RETARDER/TRANS/ENGINE BRAKE INSPECTION	INSPECTION
W	CRANE/ANSI CERTIFICATION	INSPECTION
X	B.I.T/DOT INSPECTION	INSPECTION
Y	STATE SAFETY/LICENSE INSPECTION	INSPECTION

Proprietary and Confidential
This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

Z	STATE EMISSION INSPECTION	INSPECTION

Proprietary and Confidential
This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.